As filed with the Securities and Exchange Commission on June 13, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	72-1252405
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
(713) 780-9926
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Rishi Varma
Chief Administration Officer, Vice President & General Counsel
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
(713) 780-9926
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
James L. Palenchar
Bartlit Beck Herman Palenchar & Scott LLP
1899 Wynkoop Street, 8th Floor
Denver, Colorado 80202
(303) 592-3100
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate offering		Amount of
securities to be registered	Registered	per share	price (2)		registration fee
6.50% Senior Convertible Debentures due 2028	$300,000,000 (1)	100% (3)	$300,000,000	(1) (3)	$11,790
Common Stock, par value $0.01 per share (4)	7,422,069 (4)	N/A	N/A		N/A
Common Stock, par value $0.01 per share (5)	1,352,558	$38.24	$51,721,817		$2,033
Total			$351,721,817		$13,823

(1)	Represents the aggregate principal amount of 6.50% Senior Convertible Debentures due 2028 that we sold in a private placement on May 16, 2008.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(3)	Exclusive of accrued interest, if any.

(4)	The registrant will receive no consideration upon conversion of the Debentures. Therefore, pursuant to Rule 457(i), no filing fee is required with respect to the shares of common stock that may be issued upon conversion of the Debentures that are registered hereby. Represents the maximum number of shares of common stock that may be issued upon conversion of the Debentures registered hereby.

(5)	The registration fee has been calculated pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices of the registrant’s common stock on June 6, 2008, as reported on the NASDAQ Global Market.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated June 13, 2008
Prospectus
$300,000,000
6.50% Senior Convertible Debentures due 2028
and up to 7,422,069 Shares of Common Stock
Issuable Upon Conversion of the Debentures
1,352,558 Shares of Common Stock Issuable
Upon Conversion of Phantom Stock Units
This prospectus relates to $300,000,000 aggregate principal amount of 6.50% Senior Convertible Debentures Due 2028 (the “Debentures”) of Trico Marine Services, Inc. and the shares of common stock issuable upon conversion of such Debentures and to 1,352,558 shares of common stock issuable upon conversion of certain Phantom Stock Units. This prospectus will be used by selling security holders to resell the Debentures and the common stock issuable upon the conversion of the Debentures and the shares of common stock issuable upon the conversion of the Phantom Stock Units. Additional selling security holders may be named by prospectus supplement.
The Debentures
We issued the Debentures in a private placement on May 16, 2008. The Debentures are convertible by holders based on an initial conversion rate of 24.74023 shares of common stock per $1,000 principal amount of Debentures (which is equal to an initial conversion price of approximately $40.42 per share), subject to adjustment as described herein. If converted, holders will receive, at our election, cash, shares of our common stock or any combination thereof. Holders may convert their Debentures at their option at any time prior to the close of business on the business day immediately preceding the maturity date. Upon any conversion prior to May 15, 2013, we will pay the holder the present value of the remaining coupons owed on the principal amount of the Debentures converted through and including May 15, 2013. We will not be obligated to issue shares of our common stock upon conversion of the Debentures if the issuance of such shares would exceed the aggregate number of shares which we may issue without obtaining shareholder approval of the issuance under applicable rules and regulations of the NASDAQ Global Market.
The Debentures will bear interest at a rate of 6.50% per year payable semiannually in arrears on May 15 and November 15 of each year beginning November 15, 2008. The Debentures will mature on May 15, 2028, unless earlier converted, redeemed or repurchased.
Subject to certain conditions, prior to May 15, 2011 we may redeem up to 50% of the original principal amount of the Debentures in whole or in part for cash, at a price equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest to, but not including, the redemption date, at any time if the last reported sale price of our common stock has exceeded 175% of the conversion price of the Debentures for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date of mailing of the redemption notice. Beginning on May 15, 2011, we may redeem any outstanding Debentures in whole or in part for cash, at a price equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest to, but not including, the redemption date, at any time if the last reported sale price of our common stock has exceeded 175% of the conversion price of the Debentures for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date of mailing of the redemption notice. On or after May 15, 2013, we may redeem for cash all or a portion of the Debentures at a redemption price of 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest to, but not including, the redemption date.
Holders may require us to purchase all or a portion of their Debentures on each of May 15, 2013, May 15 2015, May 15, 2018 and May 15, 2023. In addition, if we experience specified types of corporate transactions, holders may require us to purchase all or a portion of their Debentures. Any repurchase of the Debentures pursuant to these provisions will be for cash at a price equal to 100% of the principal amount of the Debentures to be purchased plus accrued and unpaid interest to the date of repurchase.
The Debentures are our senior unsecured obligations and rank equally in right of payment to all of our other existing and future senior indebtedness. The Debentures are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of our assets collateralizing such indebtedness and any liabilities of our subsidiaries.
As of March 31, 2008, $150 million of our 3.0% Senior Convertible Debentures Due 2027 were outstanding which is unsecured indebtedness, and approximately $8.2 million of our 6.11% notes due 2014 were outstanding which is secured indebtedness.
The Phantom Stock Units
We issued 1,352,558 phantom stock units (the “Phantom Stock Units”) pursuant to a Phantom Stock Units Agreement with West Supply IV AS (“West Supply”) dated May 22, 2008. The Phantom Stock Units are exercisable for 1,352,558 shares of our common stock. We may not issue shares of our common stock upon exercise of the Phantom Stock Units if the issuance of such shares would exceed the aggregate number of shares which we may issue without obtaining shareholder approval of the issuance under applicable rules and regulations of the NASDAQ Global Market.
Our common stock is listed on The NASDAQ Global Market under the symbol “TRMA.” The last reported sale price of our common stock on June 12, 2008 was $37.73 per share.
Investing in the Debentures and in our common stock involves risks.
See “Risk Factors” beginning on page 8.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                                        , 2008.

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In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.
You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process or continuous offering process. Under this shelf registration process, the selling security holders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered by the selling security holders. Each time a selling security holder sells securities, the selling security holder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling security holder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

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SUMMARY
This summary highlights the information contained elsewhere or incorporated by reference in this prospectus. Because this is only a summary, it may not contain all the information that may be important to you in making an investment decision. You should read the following summary together with the more detailed information and our consolidated financial statement included elsewhere or incorporated by reference in this prospectus. You should also read this entire prospectus and the documents incorporated by reference in this prospectus before making an investment decision. You should carefully consider the information set forth under “Risk Factors.” In addition, certain statements include forward-looking information which involves risks and uncertainties. See “Forward-Looking Statements.”
Except as otherwise set forth in this prospectus, the terms “the Company,” “we,” “our,” and “us” refer to Trico Marine Services, Inc. and its consolidated subsidiaries.
Our Company
We are a leading provider of marine support vessels to the offshore oil and gas industry, operating primarily in international markets, with operations in the North Sea, West Africa, Mexico, Brazil, Southeast Asia, and the U.S. Gulf of Mexico. Our diversified fleet of vessels provides a broad range of other services to offshore oil and gas operators, including transportation of drilling materials, supplies and crews to drilling rigs and other offshore facilities and towing of drilling rigs and equipment from one location to another. Using our larger and more sophisticated vessels, we provide support for the construction, installation, repair and maintenance of offshore facilities, the deployment of underwater remotely operated vehicles, or ROVs, the laying of sea floor cable, and trenching services. As of May 15, 2008, our fleet consisted of 60 vessels, including five subsea platform supply vessels, seven other large capacity platform supply vessels, six large anchor handling, towing and supply vessels, 38 supply vessels, three crew boats, and one line handling (utility) vessel. Additionally, we have 11 vessels on order for delivery in 2008 and 2009, including eight multi-purpose platform supply vessels acquired in the acquisition of Active Subsea ASA, a Norwegian offshore services company. We intend to leverage our experience, relationships and assets to become a leading supplier of vessels to the subsea services market.
Our principal executive offices are located at 3200 Southwest Freeway, Suite 2950, Houston, Texas 77027 and our telephone number at our offices is (713) 780-9926. Our website address is www.tricomarine.com, where all of our public filings are available, free of charge, through website linkage to the Securities and Exchange Commission. The information contained on our website is not part of this prospectus.
The Offering
          Private Placement of Convertible Debentures
On May 16, 2008, in a private offering we sold $300,000,000 of our 6.50% senior convertible debentures due 2028 (the “Debentures”) to the purchasers identified in the Schedule of Purchasers (the “Purchasers”) attached to the Securities Purchase Agreement by and between us and the Purchasers dated as of May 14, 2008. The summary in the table below describes the principal terms of the Debentures. We entered into a registration rights agreement with the Purchasers in which we agreed to file a shelf registration statement with the SEC by June 15, 2008 with respect to resales of the debentures and the shares of our common stock, par value $0.01 per share (the “common stock” and together with the debentures the “registrable securities”) issuable upon the conversion thereof. We have complied with this filing deadline. We also agreed to use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act by August 14, 2008 if the shelf registration statement is not subject to a full review by the SEC, and by September 13, 2008 if the shelf registration statement is subject to full review by the SEC. We also agreed to keep the shelf registration statement effective until the earliest of the date when all of the transfer restricted registrable securities have been sold pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act, the date when the transfer restricted registrable securities are eligible to be sold immediately (other than by an affiliate of us) under Rule 144 under the Securities Act without the requirement to be in compliance with Rule 144(c)(1), or the date when all of the transfer restricted registrable securities have ceased to be outstanding. If we do not meet the identified filing deadline, if the registration statement is not declared effective by the SEC by the required dates, if the registration statement is filed and declared effective but ceases to be effective or fails to be usable for its intended purpose for certain time periods as described under “Registration Rights — Purchasers of Debentures” below, if the effectiveness of the registration statement is suspended for certain periods of time as described under “Registration Rights — Purchasers of Debentures” below, we will be required to pay additional interest on the principal amount of the Debentures that are then outstanding and that have not been converted, at a rate to each holder of Debentures equal to one-half of one percent (0.50%) per each thirty (30) day period of such default.
          Private Placement of Phantom Stock Units
On May 22, 2008, we entered into a Phantom Stock Units Agreement with West Supply, pursuant to which we issued to West Supply 1,352,558 Phantom Stock Units which represent the right to receive 1,352,558 shares of our common stock, subject to certain limitations regarding foreign ownership of our common stock which are included therein. We issued the Phantom Stock Units as partial consideration for the acquisition of shares of DeepOcean ASA as described in “Acquisition of DeepOcean ASA” below. The Phantom Stock Units are exercisable beginning on the date that is 181 days after the expiration of the mandatory offer described in “Acquisition of DeepOcean ASA” below and ending on the fifth anniversary of such date. The number of shares of our common stock (or the amount and kind of other securities) for which the Phantom Stock Units are exercisable is subject to adjustment under certain circumstances that are described in the Phantom Stock Units Agreement. This summary of the Phantom Stock Units Agreement is not complete. This summary is subject to, and is qualified in its entirety by reference to, all the provisions of the Phantom Stock Units Agreement. See “Incorporation of Certain Documents by Reference” for information on obtaining a copy of the Phantom Stock Units Agreement.
The Phantom Stock Units and shares of our common stock issuable upon the exercise of the Phantom Stock Units have not been registered under the Securities Act in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act, and Regulations D and S thereunder. However, we entered into a registration rights agreement with West Supply in which we agreed to use commercially reasonable efforts to cause the number of shares of our common stock issuable upon exercise of the Phantom Stock Units designated by West Supply to be included in the registration statement of which this prospectus is a part or a subsequent registration statement that we file in the future in connection with an underwritten public offering. We agreed, as expeditiously as reasonably possible, to prepare and file the applicable registration statement, and to use our commercially reasonable efforts to cause such registration statement to become effective and to remain effective for so long as required by the Securities Act to complete the distribution of securities registered thereby. Our obligations under the registration rights agreement with West Supply terminate with respect to any of our securities held by West Supply to which the registration rights apply that may be sold in a single transaction without registration under Rule 144 and Regulation S under the Securities Act. See “Registration Rights — West Supply” below.
Acquisition of DeepOcean ASA
In May 2008, our indirect subsidiary, Trico Shipping AS, acquired approximately 54% of the outstanding capital stock of DeepOcean ASA, a Norwegian limited company, which we refer to as DeepOcean, through the issuance of shares by DeepOcean and the purchase of DeepOcean shares from certain DeepOcean shareholders. We used the proceeds from our sale of the Debentures to fund a portion of Trico Shipping’s purchase of these shares and to make a mandatory offer to acquire the remaining shares of DeepOcean that we do not own. In addition, we purchased certain DeepOcean shares from members of DeepOcean’s management and from West Supply in exchange for a combination of cash and phantom stock units pursuant to which the holders of the phantom stock units may acquire shares of our common stock.
On May 30, 2008 Trico Shipping launched a mandatory offer to acquire the remaining shares of DeepOcean, for a consideration of 32 Norwegian Kroner (NOK) per share in cash (reduced by any dividend a tendering shareholder is entitled to receive), as required by Norwegian law. The mandatory offer period is expected to last approximately four weeks, with the purchase of the tendered shares to be settled as soon as possible after the closing date of the offer period, and not later than 14 days after such closing date.
On June 13, 2008, Trico Shipping entered into an agreement with DOF ASA to purchase approximately 32.6% of the outstanding shares of DeepOcean and agreed to purchase approximately 3.75% of the outstanding shares of DeepOcean in the open market, in each case at a price of NOK 32 per share. As a result of these purchases, Trico Shipping holds approximately 90.35% of the outstanding shares of DeepOcean. Because Trico Shipping owns in excess of 90% of DeepOcean’s outstanding shares, Trico Shipping has the right, under Norwegian law, to complete a compulsory acquisition of the remaining shares it does not own at NOK 32 per share in cash, which Trico Shipping intends to do.
Business of DeepOcean ASA
DeepOcean is a Norwegian public limited company formed in 1999 and headquartered in Haugesund, Norway. DeepOcean is a market leader in the provision of subsea inspection, maintenance and repair, survey and construction support, and subsea intervention and decommissioning services. DeepOcean is also a leading supplier of marine trenching and cable laying services. DeepOcean’s shares of common stock are listed on the Oslo Børs (the Oslo Stock Exchange). DeepOcean has facilities in Norway, the United Kingdom, The Netherlands, Mexico and Singapore.
DeepOcean focuses on offering fully integrated services to its customers, combining the provision of project management and engineering services, vessels and equipment, offshore operation and project documentation into one package. DeepOcean’s engineering staff designs solutions involving its integrated subsea services in partnership with its customers, including oil exploration companies and engineering contractors. DeepOcean believes that this is a superior approach to many of its competitors that focus primarily on operating equipment.
DeepOcean controls a fleet of 14 vessels (including three owned vessels) equipped with dynamic positioning systems and, together with its owners, has driven the development of a new type of dynamic positioning support vessel equipped with heavy weather launch and recovery systems. Four additional vessels (including one 51% owned vessel) are expected to be added to DeepOcean’s fleet in 2008 and 2009. DeepOcean has charter arrangements with our subsidiary Active Subsea ASA for two newbuild subsea vessels that are scheduled to be delivered in 2008. We acquired Active Subsea ASA in November 2007. DeepOcean operates a fleet of modern remotely operated vehicles, or ROVs, and trenching equipment and has pioneered the development of deepwater module handling systems used to place and install sophisticated equipment on the ocean seabed.
With an average age of six years, DeepOcean operates one of the youngest fleets of the industry. DeepOcean offers its customers a modern, flexible fleet with state-of-the-art design and outfitting. DeepOcean’s seeks to operate a high quality fleet with a balanced mix of owned and chartered in vessels. Its fleet composition enables DeepOcean to balance-off market fluctuations, customer needs and development in technology, enabling DeepOcean to offer a modern and flexible fleet on a continuous basis.
DeepOcean’s inspection, maintenance and repair services model is to act as a subsea “caretaker” for customers. In this capacity, DeepOcean provides visual inspection of subsea installations using ROVs. These ROVs are also capable of making general repairs using integrated tools and cranes. ROVs support subsea lifting operations and the installation and decommissioning of subsea equipment. In addition, DeepOcean has the ability to perform underwater “scale squeeze,” which involves pumping chemicals into subsea wells to remove scale in order to increase well production.
DeepOcean’s seabed mapping services map areas of seabed prior to the installation of pipelines, rights, templates and other subsea structures. These services may be provided by either vessels or ROVs and are based on multi beam echosounding techniques, side scanning sonar and sub-bottom profilers. DeepOcean also inspects underwater pipelines to evaluate pipeline condition, including damage to pipeline concrete coating, the level of cathodic protection, and the burial condition of trenched pipeline. Its construction support services include monitoring pipeline or cable installation via video or sonar technology, surveys of pipeline straightness during trenching, and video monitoring or seabed mapping to support dredging operations.
DeepOcean provides marine trenching services through its subsidiary, CTC Marine Projects. Marine trenching involves lowering or burying subsea transmission systems into the seabed or on continental shelf areas. Trenching protects these cables and pipelines against external objects (commercial fishing, anchors and dropped objects, for example). In addition, transmission systems that are placed in these trenches are stabilized against many typhoons and hurricanes. The soil surrounding buried pipelines also acts as an insulating medium that reduces the need for coating or heating.

As of April 2008, DeepOcean employed over 835 people worldwide, including over 100 engineers active in project development and equipment design. As a result of the expected growth of the subsea services industry, DeepOcean anticipates adding up to 260 employees in 2009 and has developed an international recruitment campaign and an in house training program to enhance its employees’ technical skills.
Summary of the Debentures and the Common Stock
Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Debentures” section of this prospectus contains a more detailed description of the terms of the debentures. The “Description of Capital Stock” section of this prospectus contains a more detailed description of our common stock.

Issuer	Trico Marine Services, Inc.

Selling Security Holders	The securities to be offered and sold using this prospectus will be offered and sold by the selling security holders named in this prospectus or in any supplement to this prospectus. See “Selling Security Holders.”

Debentures Offered	$300,000,000 principal amount of our 6.50% Senior Convertible Debentures due 2028.

Common Stock Offered Upon Conversion of the Debentures	Up to 7,422,069 shares of our common stock issuable upon conversion of the Debentures.

Common Stock Offered Upon Exercise of the Phantom Stock Units	1,352,558 shares of our common stock issuable upon exercise of the Phantom Stock Units.

Maturity of Debentures	May 15, 2028, unless earlier converted, redeemed or repurchased.

Debenture Interest Rate	6.50% per year. Interest on the Debentures began accruing on May 16, 2008. Interest is payable semi-annually in arrears on May 15 and November 15 of each year commencing on November 15, 2008.

Debenture Ranking	The Debentures are our senior unsecured obligations and rank equal in right of payment with all of our existing and future senior unsecured indebtedness. The Debentures are effectively subordinated to our existing and future secured indebtedness to the extent of the value of the related collateral. The Debentures are not guaranteed by any of our subsidiaries and therefore are structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries.

As of March 31, 2008, our subsidiaries had outstanding approximately $22.5 million of secured indebtedness.

Debenture Conversion Rights	You may convert your Debentures at any time on or prior to the close of business on the business day immediately preceding the maturity date. The Debentures are convertible into, at our election, cash, shares of our common stock, or a combination of cash and shares of our common stock, at an initial conversion rate of 24.74023 shares of common stock per $1,000 principal amount of the Debentures (equivalent to an initial conversion price of approximately $40.42 per share). See “Description of the Debentures — Conversion Rights.” The conversion rate, and thus the conversion price, may be adjusted under certain circumstances as described under “Description of the Debentures — Conversion Procedures — Conversion Rate Adjustments.”

Provided, that, in no event will we issue any shares of our common stock upon conversion of the Debentures if the issuance of such shares would exceed the aggregate number of shares that we may issue upon such conversion without stockholder approval as may be required under the rules and regulations of the NASDAQ Global Market.

Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See “Description of the Debentures — Conversion Rights.”

Upon conversion, any shares received are subject to restrictions on foreign ownership of our common stock. See “Risk Factors — Risks Relating to the Ownership of our Common Stock — Our charter documents include provisions limiting the rights of foreign owners of our capital stock.”

Adjustment to Debenture Conversion Rate upon a Non-Stock Change of Control	Prior to May 15, 2013, if and only to the extent holders elect to convert the Debentures in connection with a transaction described under the first clause or fourth clause of the definition of fundamental change as described in “Description of the Debentures — Repurchase at the Option of the Holder — Fundamental Change Put” pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) consists of cash or securities (or other property) that are not common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, which we refer to as a “non-stock change of control,” a holder may elect in its conversion notice either to receive an interest make-whole payment as described in “Description of the Debentures—Conversion Procedures—Adjustment to Conversion Rate Upon a Non-Stock Change of Control,” or to cause us to increase the conversion rate by a number of additional shares. The number of additional shares will be determined by reference to the table in “Description of the Debentures — Conversion Procedures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control,” based on the effective date and the price paid per share of our common stock in such non-stock change of control, subject to the limitation on the number of shares issuable upon conversion discussed above in “The Offering — Conversion Rights.”

If holders of our common stock receive only cash in the type of transaction described above, the price paid per share will be the cash amount paid per share. Otherwise, the price paid per share will be the average of the last reported sales prices of our common stock on the five trading days prior to but not including the effective date of such non-stock change of control.

Debenture Conversion after a public acquirer change of control	In the case of a non-stock change of control constituting a public acquirer change of control described in “Description of the Debentures — Conversion Procedures — Conversion After a Public Acquirer Change of Control,” we may, in lieu of adjusting the conversion rate as described in “Description of the Debentures — Conversion Procedures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control,” elect to adjust the conversion obligation and the conversion rate such that from and after the effective date of such public acquirer change of control, holders of the

Debentures will be entitled to convert their Debentures (subject to the satisfaction of certain conditions) into a number of shares of public acquirer common stock by adjusting the conversion rate in effect immediately before the public acquirer change of control by multiplying it by a fraction:

• the numerator of which will be:

• in the case of a public acquirer change of control pursuant to which our common stock is converted solely into cash, the value of such cash payable per share of common stock, or

• in the case of any other public acquirer change of control, the average of the last reported sale prices of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control, and

• the denominator of which will be the average of the last reported sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change of control.

Optional Redemption of Debentures by the Company	At any time prior to May 15, 2011, if the last reported sale price of our common stock on at least 20 trading days of the 30 consecutive trading days immediately prior to a redemption election notice date exceeds 175% of the conversion price of the Debentures and certain other conditions have been met, we may redeem up to 50% of the original principal amount of the Debentures for cash at a price equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest (including additional interest, if any) up to, but not including, the redemption date. At any time beginning May 15, 2011, if the last reported sale price of our common stock on at least 20 trading days of the 30 consecutive trading days immediately prior to a redemption election notice date exceeds 175% of the conversion price of the Debentures and certain other conditions have been met, we may redeem all remaining outstanding Debentures for cash at a price equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest (including additional interest, if any) up to, but not including, the redemption date. See “Description of the Debentures — Optional Redemption.”

Optional Repurchase Right of Holders of Debentures	You may require us to repurchase all or a portion of your Debentures on May 15, 2013, May 15, 2015, May 15, 2018 and May 15, 2023 at a cash repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest (including additional interest, if any) up to, but not including, the repurchase date. See “Description of the Debentures — Repurchase at the Option of the Holder.”

Fundamental Change Repurchase Right of Holders of Debentures	If we undergo a fundamental change (the definition of which is described in “Description of the Debentures — Repurchase at the Option of the Holder — Fundamental Change Put”) prior to maturity, you will have the right, at your option, to require us to repurchase for cash some or all of your Debentures at a repurchase price equal to 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date. See “Description of the Debentures — Repurchase at the

Option of the Holder — Fundamental Change Put.”

Events of Default on the Debentures	If an event of default on the Debentures occurs, the principal amount of the Debentures, plus accrued and unpaid interest (including additional interest, if any) may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us or certain of our subsidiaries. See “Description of the Debentures — Events of Default; Notice and Waiver.”

Trading of Debentures	The Debentures will not be listed on any national securities exchange or included in any automated quotation system. However, the Debentures that were issued in the private placement are eligible for trading in the PORTAL Market. The Debentures sold using this prospectus will no longer be eligible for trading in the PORTAL Market.

NASDAQ Shareholder Approval Requirement for Issuance of Certain Shares	We may not issue shares of our common stock upon conversion of the Debentures or exercise of the Phantom Stock Units if the issuance of such shares would exceed the aggregate number of shares which we may issue without obtaining shareholder approval of the issuance under applicable rules and regulations of the NASDAQ Global Market. We are seeking stockholder approval of the issuance of all shares that we may issue upon conversion of the Debentures or exercise of the Phantom Stock Units in a special meeting of our stockholders which we are required to hold by September 30, 2008 (if the SEC does not review our proxy statement and October 31, 2008 (if the SEC reviews our proxy statement), but we cannot assure you that we will receive such approval.

NASDAQ Symbol for Our Common Stock	Our common stock is listed on The NASDAQ Global Market under the symbol “TRMA.”

Use of Proceeds	The selling security holders will receive all of the proceeds from the sale under this prospectus of the Debentures, the shares of common stock issuable upon conversion of the Debentures and the shares of common stock issuable upon exercise of the Phantom Stock Units. We will not receive any proceeds from these sales. For additional information, see “Use of Proceeds.”

Risk Factors	See “Risk Factors” for a discussion of factors you should consider carefully before deciding to invest in the Debentures or our common stock.

RISK FACTORS
You should carefully consider the risks described below and in the documents incorporated by reference before making an investment. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.
Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the Debentures and our common stock could decline due to any of these risks, and you may lose all or part of your investment.
This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward- looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.
Risk Factors Relating to our Business
          The failure to successfully complete construction or conversion of our vessels on schedule, on budget, or at all, or to successfully utilize such vessels and the other vessels in our fleet at profitable levels could adversely affect our financial condition and results of operations.
We have eight multi-purpose service vessels, or MPSVs, and three platform supply vessels currently under construction. Our fleet upgrade program may result in additional vessel construction projects and/or the conversion or retrofitting of some of our existing vessels. Our construction and conversion projects may be delayed, incur cost overruns or fail to be completed as a result of factors inherent in any large construction project, including shortages of equipment, lack of shipyard availability, unforeseen engineering problems, work stoppages, weather interference, unanticipated cost increases, inability to obtain necessary certifications and approvals and shortages of materials or skilled labor. Failure to complete construction or conversion of vessels would, and significant delays in completing construction or conversion of vessels could, have a material adverse effect on anticipated contract commitments or anticipated revenues with respect to such vessels. For example, certain of the charter contracts with respect to the MPSVs under construction impose financial penalties on us if those vessels are not timely delivered for operation.
Further, shortages of raw materials and components resulting in significant cost overruns or delays for vessels under construction, conversion, or retrofit could adversely affect our financial condition and results of operations if such overruns or delays exceed the liquidated damages provisions in our contracts or any vessel delivery insurance we may have. In addition, customer demand for vessels currently under construction or conversion may not be as strong as we presently anticipate, and our inability to obtain contracts on anticipated terms or at all may have a material adverse effect on our revenues and profitability.
          Our fleet includes many older vessels that may require increased levels of maintenance and capital expenditures to be maintained in good operating condition, are less efficient than newer vessels, and may be subject to a higher likelihood of mechanical failure, inability to economically return to service or requirement to be scrapped. If we are unable to continue to upgrade our fleet successfully, our financial condition and results of operations could be materially adversely affected.
As of December 31, 2007, the average age of our vessels was 19 years. The average age of many of our competitors’ fleets is substantially younger than ours. Our older fleet is generally less technologically advanced than many newer fleets, is not capable of serving all markets, may require additional maintenance and capital expenditures to be kept in good operating condition, and as a consequence may be subject to longer or more frequent periods of unavailability. Prolonged periods of unavailability of one or more of our older vessels could have a material adverse effect on our financial condition and results of operations. In addition, we expect that our fleet is less fuel efficient than our competitors’ newer fleets, putting us at a competitive disadvantage because our customers are responsible for the fuel costs they incur. Our ability to continue to upgrade our fleet depends on our ability to commission the construction of new vessels as well as the availability in the market of newer, more technologically advanced vessels with the capabilities to meet our customers’ increasing requirements. If we cannot purchase or construct new vessels (including existing contracts for vessels under construction), then our customers may hire our competitors’ vessels, and our financial condition and results of operations could be materially adversely affected.
          Our inability to recruit, retain and train crew members may affect our ability to offer services, reduce operational efficiency and increase our labor rates.
The delivery of all of our new vessels will require the addition of a significant number of new crew members. Operating these vessels will also require us to increase the level of training for certain crew members. In addition, in each of the markets in which we operate, we are vulnerable to crew member departures. Our inability to retain crew members or recruit and train new crew members in a timely manner may adversely affect our ability to provide certain services, reduce our operational efficiency and increase our crew labor rates. Should we experience a significant number of crew member departures and a resulting increase in our labor rates and interruptions in our operations, our results of operations would be negatively affected.
          The forecasted demand for subsea services may not materialize.
A prolonged, material downturn in oil and natural gas prices could cause a substantial decline in expenditures for exploration, development and production activity, which would likely result in a corresponding decline in the demand for subsea services and thus decrease the utilization and day rates of our vessels. Such a decrease in demand could prevent us from securing long-term contracts for all of the MPSVs we have on order, which in turn could have a material adverse effect on our financial condition and results of operations. Moreover, increases in oil and natural gas prices and higher levels of expenditure by oil and gas companies for exploration, development and production may not necessarily result in increased demand for our vessels.
          Our operations are subject to operating hazards and unforeseen interruptions for which we may not be adequately insured.
Marine support vessels are subject to operating risks such as catastrophic marine disasters, natural disasters (including hurricanes), adverse weather conditions, mechanical failure, crew negligence, collisions, oil and hazardous substance spills and navigation errors. Some of these operating risks may increase as we provide subsea services jointly with our partners in the subsea market, and our vessels serve as platforms for subsea work. The occurrence of any of these events may result in damage to, or loss of, our vessels and our vessels’ tow or cargo or other property and may result in injury to passengers and personnel, including employees of our partners in the subsea market. Such occurrences may also result in a significant increase in operating costs or liability to third parties. We maintain insurance coverage against certain of these risks, which our management considers to be customary in the industry. We can make no assurances that we can renew our existing insurance coverage at commercially reasonable rates or that such coverage will be adequate to cover future claims that may arise. In addition, concerns about terrorist attacks, as well as other factors, have caused significant increases in the cost of our insurance coverage.
          The cost and availability of dry-dock services may impede our ability to return vessels to the market in a timely manner.
From time to time our vessels undergo routine dry-dock inspection, maintenance and repair as required under U.S. Coast Guard regulations and in order to maintain American Bureau of Shipping, Det Norske Veritas or vessel certifications for our vessels. If the cost to dry-dock, repair, or maintain our vessels should continue to increase, or if the availability of shipyards to perform such services should decline, then our ability to return vessels to work at sustained day rates, or at all, could be materially affected, and our financial condition and results of operations may be adversely impacted.

          Increases in size, quality and quantity of the offshore vessel fleet in areas where we operate could increase competition for charters and lower day rates and/or utilization, which would adversely affect our revenues and profitability.
Charter rates for marine support vessels in our market areas depend on the supply of and demand for vessels. Excess vessel capacity in the offshore support vessel industry is primarily the result of either construction of new vessels or the mobilization of existing vessels into fully saturated markets. There are a large number of vessels currently under construction and our competitors have recently placed a large number of orders for new vessels to be delivered over the next few years. In recent years, we have been subject to increased competition from both new vessel construction, particularly in the North Sea and the Gulf of Mexico, as well as vessels mobilizing into regions in which we operate. A remobilization to the Gulf of Mexico of U.S.-flagged offshore supply vessels operating in other regions or a repeal or significant modification of the Jones Act or the administrative erosion of its benefits, permitting offshore supply vessels that are either foreign-flagged, foreign-built, foreign-owned, or foreign-operated to engage in the U.S. coastwise trade, would also result in an increase in capacity. Any increase in the supply of offshore supply vessels, whether through new construction, refurbishment or conversion of vessels from other uses, remobilization or changes in the law or its application, could increase competition for charters and lower day rates and/or utilization, which would adversely affect our financial condition and results of operations.
          Operating internationally subjects us to significant risks inherent in operating in foreign countries.
Our international operations are subject to a number of risks inherent to any business operating in foreign countries, and especially those with emerging markets, such as West Africa. As we continue to increase our presence in such countries, our operations will encounter the following risks, among others:
•	Government instability, which can cause investment in capital projects by our potential customers to be withdrawn or delayed, reducing or eliminating the viability of some markets for our services;

•	Potential vessel seizure or confiscation, or the expropriation, nationalization or detention of assets;

•	Repatriating foreign currency received in excess of local currency requirements and converting it into dollars or other fungible currency;

•	Exchange rate fluctuations, which can reduce the purchasing power of local currencies and cause our costs to exceed our budget, reducing our operating margin in the affected country;

•	Lack of ability to collect amounts owed;

•	Civil uprisings, riots, and war, which can make it unsafe to continue operations, adversely affect both budgets and schedules, and expose us to losses;

•	Availability of suitable personnel and equipment, which can be affected by government policy, or changes in policy, which limit the importation of qualified crew members or specialized equipment in areas where local resources are insufficient;

•	Decrees, laws, regulations, interpretations and court decisions under legal systems, which are not always fully developed and which may be retroactively applied and cause us to incur unanticipated and/or unrecoverable costs as well as delays which may result in real or opportunity costs; and

•	Terrorist attacks, including kidnappings of our crew members or onshore personnel.
We cannot predict the nature and the likelihood of any such events. However, if any of these or other similar events should occur, it could have a material adverse effect on our financial condition and results of operations.

          Our business plan involves establishing joint ventures with partners in targeted foreign markets. As a U.S. corporation, we are subject to the Foreign Corrupt Practices Act, or FCPA, and a determination that we violated this act, including actions taken by our foreign agents or joint venture partners, may adversely affect our business and operations.
In order to effectively compete in certain foreign jurisdictions, such as Nigeria and Mexico, we utilize local agents and seek to establish joint ventures with local operators or strategic partners. As a U.S. corporation, we are subject to the regulations imposed by the FCPA, which generally prohibits U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or keeping business. In particular, actions taken by agents and our strategic or local partners, even though our agents and partners are not subject to the FCPA, may subject us to criminal as well as civil liability. Any determination that we have violated the FCPA could have a material adverse effect on our business and results of operations.
          Our marine operations are seasonal and depend, in part, on weather conditions. As a result, our results of operations will vary throughout the year.
In the North Sea, adverse weather conditions during the winter months impact offshore development operations. In the Gulf of Mexico, we historically have enjoyed our highest utilization rates during the second and third quarters, as mild weather provides favorable conditions for offshore exploration, development and construction. Activity in the Gulf of Mexico may also be subject to stoppages for hurricanes, particularly during the period ranging from June to November. Accordingly, the results of any one quarter are not necessarily indicative of annual results or continuing trends.
          Our operations are subject to federal, state, local and other laws and regulations that could require us to make substantial expenditures.
We must comply with federal, state and local regulations, as well as certain international conventions, the rules and regulations of certain private industry organizations and agencies, and laws and regulations in jurisdictions in which our vessels operate and are registered. These regulations govern, among other things, worker health and safety and the manning, construction, and operation of vessels. These organizations establish safety criteria and are authorized to investigate vessel accidents and recommend approved safety standards. If we fail to comply with the requirements of any of these laws or the rules or regulations of these agencies and organizations, we could be subject to substantial administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctive relief. Norwegian authorities have announced they are considering modifying safety regulations applicable to our fleet in the North Sea. If these modifications are implemented, we may incur substantial compliance costs.
Our operations also are subject to federal, state and local laws and regulations that control the discharge of pollutants into the environment and that otherwise relate to environmental protection. While our insurance policies provide coverage for accidental occurrence of seepage and pollution or clean up and containment of the foregoing, pollution and similar environmental risks generally are not fully insurable. We may incur substantial costs in complying with such laws and regulations, and noncompliance can subject us to substantial liabilities. The laws and regulations applicable to us and our operations may change. If we violate any such laws or regulations, this could result in significant liability to us. In addition, any amendment to such laws or regulations that mandates more stringent compliance standards would likely cause an increase in our vessel operating expenses.
          Our U.S. employees are covered by federal laws that may subject us to job-related claims in addition to those provided by state laws.
Some of our employees are covered by provisions of the Jones Act, the Death on the High Seas Act, and general maritime law. These laws preempt state workers’ compensation laws and permit these employees and their representatives to pursue actions against employers for job-related incidents in federal courts. Because we are not generally protected by the limits imposed by state workers’ compensation statutes, we may have greater exposure for any claims made by these employees or their representatives.

          The loss of a key customer could have an adverse impact on our financial results.
Our operations, particularly in the North Sea, West Africa, Mexico, and Brazil, depend on the continuing business of a limited number of key customers. Our results of operations could be materially adversely affected if any of our key customers in these regions terminates its contracts with us, fails to renew our existing contracts, or refuses to award new contracts to us.
          The early termination of contracts on our vessels could have an adverse effect on our operations.
Some long-term contracts for our vessels contain early termination options in favor of the customer. While some of these contracts have early termination penalties or other provisions designed to discourage the customers from exercising such options, we cannot assure you that our customers would not choose to exercise their termination rights in spite of such penalties. Additionally, customers without contractual termination rights may choose to terminate their contacts despite the threat of litigation from us. Until replacement of such business with other customers, any termination of long-term contracts could temporarily disrupt our business or otherwise adversely affect our financial condition and results of operations. We might not be able to replace such business on economically equivalent terms.
          We are exposed to the credit risks of our key customers and certain other third parties, and nonpayment by our customers could adversely affect our financial condition or results of operations.
We are subject to risks of loss resulting from nonpayment or nonperformance by our customers and certain other third parties. Any material nonpayment or nonperformance by our key customers and certain other third parties or the failure by the shipyard to build or timely deliver the MPSVs currently on order, could adversely affect our financial condition and results of operations, which in turn could reduce our ability to pay interest on, or the principal of, our credit facilities. If any of our key customers defaults on its obligations to us, our financial results could be adversely affected. Furthermore, some of our customers may be highly leveraged and subject to their own operating and regulatory risks.
          Unionization efforts could increase our costs, limit our flexibility or increase the risk of a work stoppage.
On December 31, 2007, approximately 43.7% of our employees worldwide were working under collective bargaining agreements, all of whom were working in Norway, the United Kingdom or Brazil. Following the completion of our acquisition of DeepOcean, an even greater percentage of our workforce will be located in Norway. Efforts have been made from time to time to unionize other portions of our workforce, including workers in the Gulf of Mexico. Any such unionization could increase our costs, limit our flexibility or increase the risk of a work stoppage.
          The removal or reduction of the reimbursement of labor costs by the Norwegian government may adversely affect our costs to operate our vessels in the North Sea.
During July 2003, the Norwegian government began partially reimbursing us for labor costs associated with the operation of our vessels. These reimbursements totaled $7.7 million in 2007. If this benefit is reduced or removed entirely, our direct operating costs will increase substantially and negatively impact our profitability.
          Certain management decisions needed to successfully operate EMSL, our 49% partnership, are subject to the majority owner’s approval. The inability of our management representatives to reach a consensus with the majority owner may negatively affect our results of operations.
We hold a 49% equity interest in Eastern Marine Services Limited, or EMSL, a Hong Kong limited liability company in which China Oilfield Services Limited, or COSL, holds the remaining equity interest of 51%. Although our management representatives from time to time may want to explore business opportunities and enter into material agreements which they believe are beneficial for EMSL, all decisions with respect to any material actions on the part of EMSL also require the approval of the representatives of COSL. A failure of COSL and our management representatives to reach a consensus on managing EMSL could materially hinder our ability to successfully operate the partnership.
Risk Factors Relating to Our Industry
          Changes in the level of exploration and production expenditures, in oil and gas prices or industry perceptions about future oil and gas prices could materially decrease our cash flows and reduce our ability to meet our financial obligations.
Our revenues are primarily generated from entities operating in the oil and gas industry in the North Sea, the Gulf of Mexico, West Africa, Mexico, Brazil, and Southeast Asia. Because our revenues are generated primarily from customers having similar economic interests, our operations are susceptible to market volatility resulting from economic or other changes to the oil and gas industry (including the impact of hurricanes). Changes in the level of exploration and production expenditures, in oil and gas prices, or industry perceptions about future oil and gas prices could materially decrease our cash flows and reduce our ability to meet our financial obligations.
Demand for our services depends heavily on activity in offshore oil and gas exploration, development and production. The offshore rig count is ultimately the driving force behind the day rates and utilization in any given period. Depending on when we enter into long-term contracts, and their duration, the positive impact on us of an increase in day rates could be mitigated or delayed, and the negative impact on us of a decrease in day rates could be exacerbated or prolonged. This is particularly relevant to the North Sea market, where contracts tend to be longer in duration. A decrease in activity in the Gulf of Mexico and other areas in which we operate could adversely affect the demand for our marine support services and may reduce our revenues and negatively impact our cash flows. If market conditions were to decline in market areas in which we operate, it could require us to evaluate the recoverability of our long-lived assets, which may result in write-offs or write-downs on our vessels that may be material individually or in the aggregate.
          If our competitors are able to supply services to our customers at a lower price, then we may have to reduce our day rates, which would reduce our revenues.
Certain of our competitors have significantly greater financial resources and more experience operating in international areas than we have. Competition in the marine support services industry primarily involves factors such as:
•	price, service, safety record and reputation of vessel operators and crews;

•	fuel efficiency of vessels; and

•	quality and availability of vessels of the type, capability and size required by the customer.
Any reduction in day rates offered by our competitors or growing disparity in fuel efficiency between our fleet and those of our competitors may cause us to reduce our day rates and may negatively impact the utilization of our vessels, which will negatively impact our results of operations.

Risk Factors Relating to our Capital Structure
          Our business is highly cyclical in nature due to our dependency on the levels of offshore oil and gas drilling activity. If we are unable to stabilize our cash flow during depressed markets, we may not be able to meet our obligations under our current or any future debt obligations, and we may not be able to secure financing or have sufficient capital to support our operations, which may materially adversely affect our financial condition or results of operations.
In depressed markets, our ability to pay debt service and other contractual obligations will depend on improving our future performance and cash flow generation, which in turn will be affected by prevailing economic and industry conditions and financial, business and other factors, many of which are beyond our control. If we have difficulty providing for debt service or other contractual obligations in the future, we will be forced to take actions such as reducing or delaying capital expenditures, reducing costs, selling assets, refinancing or reorganizing our debt or other obligations and seeking additional equity capital, or any combination of the above. We may not be able to take any of these actions on satisfactory terms, or at all.
          We may not be able to repatriate funds from Norway to the U.S., which could negatively impact our operational flexibility.
Our Norwegian subsidiaries generated the majority of our profits and our cash flow from operations during 2007 and prior periods, and from time to time we generate substantial liquidity from these subsidiaries. Our profits and cash flow from operations of our Norwegian subsidiaries will increase with our recent acquisition of DeepOcean. Our ability to repatriate funds depends on a number of factors, including:
•	the availability of cash at our Norwegian subsidiaries, or availability under our NOK Revolver of NOK 326.0 million ($64.2 million) at March 31, 2008;

•	our ability to comply with the funded debt to operating income plus depreciation and amortization covenant ratios in our Norwegian subsidiaries’ NOK Revolver following completion of the repatriation;

•	our Norwegian subsidiaries, one of which is not wholly owned, having sufficient distributable equity to support the repatriation; and

•	any distribution by a Norwegian subsidiary requires the approval of greater than two-thirds of the subsidiary’s shareholders.
If we are not able to repatriate funds from our Norwegian subsidiaries, then our U.S. cash and liquidity position could be materially and adversely affected.
          Our ability to utilize certain net operating loss carryforwards or foreign tax credits may be limited by certain events which could have an adverse impact on our financial condition.
At March 31, 2008, we had estimated net operating loss carryforwards (“NOLs”) of $95.7 million for federal income tax purposes (of which $2.0 million arose after our bankruptcy reorganization) that are scheduled to expire at various periods through 2024. Any future change in our ownership may limit the ultimate utilization of our NOLs pursuant to Section 382 of the Internal Revenue Code (“Section 382”). An ownership change may result from, among other things, transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. In addition, although we recorded a profit from operations in recent years from our U.S. operations, because of our history of negative earnings from our U.S. operations we may be required to book a valuation allowance with respect to all or a portion of these NOLs. If we cannot utilize these NOLs, then our liquidity position could be materially and adversely affected.

          We may face material tax consequences or assessments in countries in which we operate. If we are required to pay material tax assessments, our financial condition may be materially adversely affected.
We conduct business globally and, as a result, one or more of our subsidiaries files income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. In the normal course of business we are subject to examination by taxing authorities worldwide, including such major jurisdictions as Norway, Mexico, Brazil, Nigeria, Angola, Hong Kong, China, and the United States.
During the past six years, our Brazilian subsidiary received a non-income related tax assessment from Brazilian state tax authorities totaling approximately 29.9 million Brazilian Reais ($17.2 million at March 31, 2008) in the aggregate and may receive additional assessments in the future. The tax assessments are based on the premise that certain services provided in Brazilian federal waters are considered taxable as transportation services. If the courts in these jurisdictions uphold the assessments, it would have a material adverse effect on our net income, liquidity and operating results. We do not believe any liability in connection with these matters is probable and, accordingly have not accrued for these assessments or any potential interest charges for the potential liabilities.
          Our business segments have been capitalized and are financed on a stand-alone basis, which may hinder efficient utilization of available financial resources.
In general, we operate through three primary operating segments, the North Sea, the U.S., and West Africa. These business segments have been capitalized and are financed on a stand-alone basis. Debt covenants and U.S. and Norwegian tax laws preclude us, to some extent, from effectively transferring the financial resources from one segment for the benefit of the other. Additionally, there are obstacles that we must overcome to achieve a funds transfer from our Norwegian subsidiaries in a tax-efficient manner, and there can be no assurance as to the success of such efforts.
          Financial statements for periods subsequent to our emergence from bankruptcy will not be comparable to those of prior periods, which will make it difficult for stockholders to assess our performance in relation to prior periods.
The amounts reported in financial statements for periods subsequent to the date we emerged from Chapter 11 have materially changed. These changes are due primarily to:
•	the reorganization of our assets and liabilities as of March 15, 2005, the effective date of our plan of reorganization; and

•	the application of the provisions of Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, which is commonly referred to as “fresh-start” accounting.
For example, as part of our fresh-start accounting adjustments, our long-lived assets have been reduced based on the fair market values assigned to our reorganized liabilities and current assets, and based upon a total equity value of $110.0 million as of March 15, 2005. Changes in accounting principles required under generally accepted accounting principles within twelve months of emerging from bankruptcy were required to be adopted as of the date of emergence from Chapter 11 bankruptcy protection. Additionally, we elected to make other changes in accounting practices and policies effective as of March 15, 2005. For all these reasons, our financial statements for periods subsequent to March 15, 2005 are not comparable to those of prior periods which will make it difficult for stockholders to assess our performance in relation to prior periods.
          Currency fluctuations could adversely affect our financial condition and results of operations.
Due to the size of our international operations, a significant percentage of our business is conducted in currencies other than the U.S. dollar. We primarily are exposed to fluctuations in the foreign currency exchange rates of the Norwegian kroner, the British pound, the Brazilian real, and the Nigerian naira. Changes in the value of these currencies relative to the U.S. Dollar could result in translation adjustments reflected as a component of other comprehensive income or losses in shareholders’ equity on our balance sheet. In addition, translation gains and losses could contribute to fluctuations or movements in our income. Future fluctuations in these and other foreign currencies may result in additional foreign exchange gains or losses and could have a material adverse impact on our financial position.
          The terms of our existing registration rights agreement with certain of our common stockholders and our obligations to the holders of the Debentures may restrict the timing of any public offering or other distribution of shares of our common stock, may limit our ability to sell certain securities during certain periods of time which may depress the market price of our stock.
Pursuant to the registration rights agreement we executed upon emergence from bankruptcy, certain holders of our common stock have the right to cause us to file a registration statement for the resale of a substantial number of shares of our common stock, which may be in the form of an underwritten public offering. The sale of a substantial number of shares of our common stock in the market during a short time period, whether in a single transaction or series of transactions, or the possibility that these sales may occur, could reduce the market price of our outstanding common stock. The Company has agreed that it will not effect any public offering or distribution of its equity securities during the period beginning 10 days prior to and ending 90 days after the date of the prospectus for any such offering (or such shorter period as the underwriters in such transaction may require).
We have also agreed with the holders of the Debentures that until the registration statement of which this prospectus is a part is declared effective by the SEC (or until the Debentures and shares of common stock into which they may be converted can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1)), that we will not file any registration statement with the SEC other than this registration statement, and that for a period of 180 days after May 16, 2008 subject to certain exceptions we will not sell shares of our common stock at a price below the volume weighted average price of our stock on May 15, 2008. We have also agreed not to issue certain securities whose price varies or may vary with the market price of our common stock for so long as the Debentures are outstanding unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable conversion price of the Debentures. See “Certain Requirements and Limitations Arising From Our Sale of the Debentures” below.
As a result, during any of the foregoing described periods, our ability to access the equity capital markets at times when we believe the market is favorable could be limited, and we may have to access other sources of liquidity even if those sources are less attractive to us than selling primary shares of our common stock in the market.
Risk Factors Relating to the Ownership of our Common Stock
          Our charter documents include provisions limiting the rights of foreign owners of our capital stock.
Our certificate of incorporation provides that no shares held by or for the benefit of persons who are non-U.S. citizens that are determined, collectively with all other shares so held, to be in excess of 24.99% of our outstanding capital stock (or any class thereof) are entitled to vote or to receive or accrue rights to any dividends or other distributions of assets paid or payable to the other holders of our capital stock. Those shares determined to be in excess of 24.99% shall be the shares determined by our board of directors to have become so owned most recently. In addition, our restated certificate of incorporation provides that, at the option of our board, we may redeem such excess shares for cash or for promissory notes of our company with maturities not to exceed ten years and bearing interest at the then-applicable rate for U.S. treasury instruments of the same tenor. U.S. law currently requires that less than 25% of the capital stock of our company (or of any other provider of domestic maritime support vessels) may be owned directly or indirectly by persons who are non-U.S. citizens. If this charter provision is ineffective, then ownership of 25% or more of our capital stock by non-U.S. citizens could result in the loss of our permits to engage in coastwise trade, which would negatively affect our Gulf of Mexico business. As of December 31, 2007, we estimate that approximately 21% of our capital stock was held by non-U.S. citizens.
          Our charter and bylaws may discourage unsolicited takeover proposals and could prevent shareholders from realizing a premium on their common stock.
Our certificate of incorporation and bylaws contain provisions dividing our board of directors into classes of directors, granting our board of directors the ability to designate the terms of and issue new series of preferred stock, requiring advance notice for nominations for election to our board of directors and providing that our stockholders can take action only at a duly called annual or special meeting of stockholders. These provisions may have the effect of deterring hostile takeovers and preventing you from getting a premium for your shares that would have otherwise been offered or delaying, deferring or preventing a change in control.
          We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.
Our certificate of incorporation authorizes us to issue, without the approval of our shareholders, one or more classes or series of preferred stock having such preferences, powers and relative, participating, optional and other rights, including preferences over our common stock respecting dividends and distributions, as our board of directors generally may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events, or on the happening of specified events, or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.
          We require the approval of our stockholders to issue a certain number of shares of our common stock that may be issuable upon conversion of the Debentures and exercise of the Phantom Stock Units.
We may not issue, and holders do not have the right to receive upon conversion of the Debentures or exercise of the Phantom Stock Units, any shares of our common stock, if the issuance of such shares without stockholder approval would exceed the aggregate number of shares of common stock which we may issue upon conversion or exercise of the Debentures or exercise of the Phantom Stock Units without shareholder approval under the rules and regulations of the NASDAQ Global Market. Under NASDAQ Marketplace Rule 4350(i)(1)(C), we require stockholder approval to issue, upon the conversion of the Debentures and the exercise of the Phantom Stock Units, the number of shares of our common stock that is greater than or equal to 20% of our outstanding shares before such issuance. We are seeking stockholder approval of the issuance of all shares that we may issue upon conversion or exercise of the Debentures or exercise of the Phantom Stock Units in a special meeting of our stockholders which we are required to hold by September 30, 2008 (if the SEC does not review our proxy statement and October 31, 2008 (if the SEC reviews our proxy statement), but we cannot assure you that we will receive such approval.
          The price of our common stock, and therefore of the Debentures, may fluctuate significantly, which may make it difficult for you to resell the Debentures, the common stock issuable upon conversion of the Debentures or the common stock issuable upon exercise of the Phantom Stock Units when you want or at prices you find attractive.
The price of our common stock on The NASDAQ Global Market constantly changes. We expect that the market price of our common stock will continue to fluctuate. In addition, because the Debentures are convertible into our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the Debentures.
Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	quarterly variations in our operating results;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	announcements of strategic developments, significant contracts, acquisitions and other material events by us or our competitors;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	future sales of our equity or equity-related securities;

•	changes in general conditions in our industry and in the economy and the financial markets; and

•	departures of key personnel.
Our stock price may also fluctuate as a result of the items listed in “Forward-Looking Statements” or the matters discussed in “Risk Factors.” In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, regardless of our operating results.
          Future sales of our common stock in the public market could adversely affect the trading price of our common stock and the value of the Debentures and our ability to raise funds in new stock offerings.
Future sales of substantial amounts of our common stock or equity-related securities in the public market, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and the value of the Debentures and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale, will have on the trading price of our common stock or the value of the Debentures.
          A substantial number of shares of our common stock will be eligible for future sale upon conversion of the Debentures and exercise of the Phantom Stock Units, and the sale of those shares could adversely affect our stock price.
A substantial number of shares of our common stock may be eligible for public sale upon conversion of the Debentures and exercise of the Phantom Stock Units once this registration statement and any other registration statement including the shares issued upon conversion of the Debentures or exercise of the Phantom Stock Units become effective. If a significant portion of these shares were to be offered for sale at any given time, the public market for our common stock and the value of our common stock owned by our stockholders could be adversely affected.
          You will experience substantial dilution if the Debentures are converted and the Phantom Stock Units are exercised for shares of our common stock.
If shares of our common stock are issued upon conversion of the Debentures and exercise of the Phantom Stock Units the result would be a substantial dilution to our existing stockholders of both their ownership percentages and voting power.

Risk Factors Relating to the Debentures
          The Debentures are unsecured and effectively subordinated to any existing and future secured indebtedness and structurally subordinated to existing and future liabilities and other indebtedness of our subsidiaries.
The Debentures are our general, unsecured obligations and rank equally in right of payment with all of our existing and future unsubordinated, unsecured indebtedness. As a result, the Debentures are effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, the Debentures are not guaranteed by any of our subsidiaries and holders of the Debentures are not creditors of our subsidiaries. Any claims of holders of the Debentures to the assets of our subsidiaries derive from our own equity interests in those subsidiaries. Claims of our subsidiaries’ creditors generally have priority as to the assets of our subsidiaries over our own equity interest claims and therefore have priority over the holders of the Debentures. For example, the obligations of our Norwegian subsidiaries under our NOK Revolver are secured by a first priority pledge of and security interests in the assets of our Norwegian subsidiaries. Our obligations under the Debentures are structurally subordinated to any existing and future liabilities and other indebtedness of our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations.
          Our holding company structure may adversely affect our ability to meet our debt service obligations under the Debentures.
Substantially all of our consolidated assets are held by our subsidiaries and a majority of our profits are generated by our Norwegian subsidiaries. Accordingly, our ability to service our debt, including the Debentures, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of management fees, dividends, loans or otherwise, and to pay amounts due on our obligations, including the Debentures. Our subsidiaries have no obligation, contingent or otherwise, to make payments on the Debentures or to make any funds available for that purpose. In addition, dividends, loans and other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations. See “Risk Factors — Risks Relating to our Capital Structure — We may not be able to repatriate funds from Norway to the U.S., which could negatively impact our operational flexibility” above.
          The terms of the Debentures do not contain certain restrictive covenants and provide only limited protection in the event of a change of control.
The indenture governing the Debentures does not contain certain restrictive covenants that protect you from several kinds of transactions that may adversely affect you. In particular, the indenture does not contain covenants that limit our ability to pay dividends or make distributions on or redeem our capital stock and, therefore, may not protect you if we become involved in certain kinds of transactions. The requirement that we offer to repurchase the Debentures upon a change of control is limited to the transactions specified in the definition of a “fundamental change” under “Description of the Debentures — Repurchase at the Option of the Holder — Fundamental Change Put.” Similarly, the circumstances under which we are required to adjust the conversion rate upon the occurrence of a “non-stock change of control” are limited to circumstances where a Debenture is converted in connection with such a transaction as set forth under “Description of the Debentures — Conversion Procedures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control.”
Accordingly, subject to restrictions contained both in the indenture governing the Debentures as well as under our other debt agreements, we could enter into certain transactions, such as acquisitions, refinancings or recapitalizations, that could affect our capital structure and the value of the Debentures and common stock but would not constitute a fundamental change under the Debentures.

          The terms of the indenture limit our ability to incur certain additional indebtedness and liens and to modify the terms of our 3.0% Senior Convertible Debentures due 2027.
The indenture governing the Debentures contains negative covenants with respect to our incurring any indebtedness that is senior to or pari passu with the Debentures other than the permitted indebtedness, or any liens or encumbrances other than the permitted liens. The indenture also prohibits us from modifying certain of the terms of our 3.0% Senior Convertible Debentures due 2027 without the prior consent of the holders of a majority in principal amount of the Debentures. The indenture also requires us, if we offer to make certain changes to our 3.0% Senior Convertible Debentures due 2027, to make a legally and economically equivalent offer each holder of the Debentures. These provisions may limit our ability to access the capital markets or obtain sufficient capital for our business needs.
          We may be unable to repurchase your Debentures for cash when required, including following a fundamental change, or pay cash upon conversion of your Debentures.
You have the right to require us to repurchase the Debentures on specified dates or upon the occurrence of a fundamental change prior to maturity as described under “Description of the Debentures — Repurchase at the Option of the Holder — Optional Put” and “— Fundamental Change Put.” In addition, upon your conversion of the Debentures, under certain circumstances you may receive a cash payment. Any of our future debt agreements may contain a similar provision. We may not have sufficient funds to make the required repurchase in cash or cash payments at such time or the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the Debentures in cash or to pay cash upon conversion of the Debentures may be limited by law or the terms of other agreements relating to our debt outstanding at the time restricting our ability to purchase the Debentures for cash or pay cash upon conversion of your Debentures. If we fail to repurchase the Debentures in cash or pay cash upon conversion of your Debentures under circumstances where such payment would be required by the indenture governing the Debentures, it would constitute an event of default under the indenture governing the Debentures, which, in turn, could constitute an event of default under the agreements relating to our debt outstanding at such time.
          Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the Debentures.
Upon the occurrence of a fundamental change, you have the right to require us to offer to repurchase the Debentures. However, the fundamental change provisions will not afford protection to holders of the Debentures in the event of certain transactions. For example, to the extent otherwise permitted under the indenture governing the Debentures, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not constitute a fundamental change requiring us to repurchase the Debentures. In the event of any such transaction permitted under the indenture governing the Debentures, the holders would not have the right to require us to repurchase the Debentures, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of the Debentures.
          Provisions of the Debentures could discourage an acquisition of us by a third party.
Certain provisions of the Debentures could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, you will have the right, at your option, to require us to repurchase all of your Debentures or any portion of the principal amount of such Debentures in integral multiples of $1,000. We may also be required either to pay an interest make-whole payment or to issue additional shares upon conversion, or to provide for conversion into the acquirer’s capital stock in the event that you convert your Debentures prior to and in connection with certain fundamental changes, which may have the effect of making an acquisition of us less attractive.

          The adjustment to the conversion rate upon the occurrence of certain types of fundamental changes may not adequately compensate you for the lost option value of your Debentures as a result of such fundamental change and may not be enforceable.
If certain types of fundamental changes occur on or prior to the date when the Debentures may be redeemed, you may elect to receive either a make-whole payment or to require us to adjust the conversion rate of the Debentures to increase the number of shares issuable upon conversion. If the conversion rate is adjusted, the number of additional shares to be added to the conversion rate will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our common stock in the fundamental change as described under “Description of the Debentures — Conversion Procedures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control.” Although this adjustment is designed to compensate you for the lost option value of your Debentures as a result of certain types of fundamental changes, the adjustment is only an approximation of such lost value based upon assumptions made on the date of this prospectus and may not adequately compensate you for such loss. In addition, if the price paid per share of our common stock in the fundamental change is less than $35.15 or more than $80.00 (subject to adjustment), there will be no such adjustment. Furthermore, our obligations to make the adjustment could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
          The Debentures are subject to certain conversion limitations.
We may not effect any conversion of a Debenture, and you do not have the right to convert any portion of a Debenture, to the extent that after giving effect to such conversion, you (and your affiliates whose ownership of securities is not disaggregated in accordance with SEC Release No. 34-39538) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion.
          There is no public market for the Debentures and we cannot assure you that an active trading market will develop for the Debentures.
There is no established trading market for the Debentures and we cannot assure you that an active trading market will ever develop for the Debentures. Although the Debentures were listed for trading in the PORTAL Market prior to registration, the Debentures sold pursuant to this prospectus are not eligible for trading on the PORTAL Market and we do not intend to apply for listing of the Debentures on any securities exchange or for quotation of the Debentures on any automated dealer quotation system. The lack of an active trading market could adversely affect your ability to sell the Debentures and the price at which you may be able to sell the Debentures. The liquidity of the trading market, if any, and future trading prices of the Debentures will depend on many factors, including, among other things, the market price of our common stock, our ability to complete the registration of the Debentures and the shares of common stock issuable upon conversion of the Debentures, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the Debentures will be subject to disruptions which may have a negative effect on the holders of the Debentures, regardless of our operating results, financial performance or prospects.
          Upon conversion of the Debentures, we may elect to pay cash in lieu of issuing some or all of the shares of our common stock that could be issued with respect to such conversion. Therefore, holders of the Debentures may receive no shares of our common stock or a limited number of shares.
Upon conversion, we may elect to pay cash in lieu of issuing some or all of the shares of our common stock that could be issued with respect to such conversion. See “Description of the Debentures — Conversion Procedures — Settlement Upon Conversion.” Accordingly, upon conversion of Debentures, holders may not receive any shares of our common stock, and our liquidity may be reduced upon conversion of the Debentures.

          The conversion rate of the Debentures may not be adjusted for all dilutive events and that may adversely affect the trading price of the Debentures.
The conversion rate of the Debentures is subject to adjustment upon certain events, including the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and issuer tender or exchange offers as described under “Description of the Debentures — Conversion Procedures — Conversion Rate Adjustments.” The conversion rate will not be adjusted for certain other events that may adversely affect the trading price of the Debentures or the common stock issuable upon conversion of the Debentures.
          You may be deemed to have received a taxable dividend as a result of adjustments (or failure to make adjustments) to the conversion rate of our Debentures without the receipt of any cash.
If we make certain adjustments (or fail to make adjustments) to the conversion rate of our Debentures, you may be deemed to have received a taxable dividend subject to United States federal income tax without the receipt of any cash. If you are a non-U.S. holder (as defined in “Certain United States Federal Income Tax Considerations”), such deemed dividend may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable tax treaty. It is possible that any withholding tax on such a deemed dividend would be withheld from interest, shares of your common stock or sales proceeds subsequently paid or credited to you. See “Certain United States Federal Income Tax Considerations.”
Risk Factors Relating to the DeepOcean Acquisition and Related Financing Transactions
          The mandatory offer for the shares of DeepOcean that we do not own will go forward even if DeepOcean experiences a material adverse change.
Trico Shipping has acquired or agreed to acquire approximately 90.35% of the fully diluted capital stock of DeepOcean. In accordance with Norwegian law, Trico Shipping is making a mandatory cash offer for all shares of DeepOcean that remain outstanding. As required under Norwegian law, the offer is not conditional and we do not have the right to terminate the offer if we or DeepOcean experience a material adverse change in our or its financial condition, results of operations or otherwise prior to the closing of the mandatory offer.
          Our acquisition of shares of DeepOcean and our mandatory offer to acquire the remaining shares of DeepOcean that we do not own will result in significant costs to us which could reduce our near term cash flows and our future operating results.
We are required to pay our costs related to the acquisition of shares of DeepOcean and the mandatory offer to acquire the remaining shares of DeepOcean that we do not own, such as amounts payable to legal and financial advisors and independent accountants, and such costs are significant. Incurring these expenses will reduce our near term cash flows and our future operating results.
          If we and DeepOcean are not able to integrate our combined operations into a cohesive operating unit in a timely manner, or at all, the anticipated benefits of the acquisition may not be realized in a timely fashion, or at all, and our existing businesses may be adversely affected.
The success of our acquisition of DeepOcean will depend, in part, on our ability to realize the anticipated revenue enhancements, growth opportunities and synergies of combining the operations of DeepOcean with our operations and our ability to effectively utilize the additional resources we will have following the acquisition. The acquisition involves risks related to the integration and management of acquired technology and operations and personnel. The integration of our and DeepOcean’s operations will be a complex, time-consuming and potentially expensive process and may disrupt the combined company’s business if not completed in a timely and efficient manner. During such process, the combined company may encounter difficulties in connection with, or as a result of, the following:
•	the integration of administrative, financial and operating resources and technologies and the coordination of marketing and sales efforts; and

•	potential conflicts between business cultures.
This integration may be especially difficult and unpredictable because our executive headquarters are based in Houston, and DeepOcean’s principal business operations are based in Haugesund, Norway. We may not succeed in integrating DeepOcean’s business with our own. If we fail to successfully integrate our businesses or fail to realize the intended benefits of the acquisition, our business would be adversely impacted and the market price of our common stock could decline. To achieve the anticipated benefits of the acquisition, we will need to, among other things:
•	demonstrate to vendors, suppliers and customers that the acquisition will not result in adverse changes to customer service standards or business focus; and
•	effectively control the progress of the integration process and the associated costs.
Our assessment of the potential synergies and cost savings is preliminary and subject to change. We may need to incur additional costs to realize the potential synergies and cost savings, and there can be no assurance that such costs will not materially exceed our current expectations.
          The integration of DeepOcean with our existing business will make substantial demands on our resources, which could divert needed attention away from our other operations.
Our integration of DeepOcean with our existing business will make substantial demands on our management, operational resources and financial and internal control systems. Our future operating results will depend in part on our ability to continue to implement and improve our operating and financial controls. The devotion of management’s time to the integration of DeepOcean with our business may limit the time available to management to attend to other operational, financial and strategic issues of our company. If our post-acquisition management focuses too much time, money and effort on the integration of the operations and assets of us and DeepOcean, they may not be able to execute the combined company’s overall business strategy or realize the anticipated benefits of the acquisition.

          Our failure to retain current key employees and attract additional qualified personnel for the combined company’s operations could prevent us from implementing our business strategy or operating our business effectively and from achieving the full benefits of the acquisition.
In addition to the abilities and continued services of our current executive management team, the combined company’s success will depend, in large part, on the abilities and continued service of each of the current executives of DeepOcean, as well as other key employees of us and DeepOcean. We have limited experience in the subsea services market and have not previously developed a complete offering of subsea services that would be integrated with our current marine support vessel operations. We will depend on the technical and other experience of DeepOcean’s management and employees in the subsea market to fully implement our strategy. Although we and DeepOcean each have employment agreements in place with certain of our current executive officers, the combined company may not be able to retain the services of these individuals and the loss of their services, in the absence of adequate replacements, would harm our ability to implement the combined company’s business strategy and operate its business effectively.
In addition, in order to support the combined company’s continued growth, we will be required to effectively recruit, develop and retain additional qualified management, engineers and other technical employees. If we are unable to attract and retain additional necessary personnel, our plans for the combined company’s growth could be delayed or hindered. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel for the combined company. The failure to retain and attract necessary personnel could prevent us from achieving the full benefits of the DeepOcean acquisition and from executing the combined company’s planned growth strategy.
          We incurred significant financial obligations as a result of the acquisition of DeepOcean shares and the financing transactions we entered into in connection with this acquisition, and our inability to satisfy these obligations could materially and adversely affect our financial results and financial condition and harm our business.
As the majority owner of DeepOcean, we will be exposed to DeepOcean’s liabilities, including its outstanding debt which was NOK 1,341,701,185 as of May 31, 2008, or $263,114,311 (based on a NOK/USD exchange rate of approximately 5.01 to $1 on May 31, 2008). DeepOcean has issued senior unsecured debt securities due 2009 in the aggregate principal amount of NOK 300 million, or approximately $59,880,000 (based on a NOK/USD exchange rate of approximately 5.01 to $1 on May 31, 2008). Upon a change of control of DeepOcean (which includes our acquisition of DeepOcean), each holder of the bonds has the right to require DeepOcean to repurchase its bonds for 100% of their principal value plus accrued interest. To date, holders of approximately 33% of the bonds have requested DeepOcean repurchase their bonds. DeepOcean’s obligation to repurchase the bonds will reduce the cash flow available to it for other corporate purposes.
In connection with our acquisition of DeepOcean and the related financing transactions, DeepOcean is required to obtain waivers from its lenders with respect to $18,000,000 of its outstanding debt. If DeepOcean is unable to obtain such waivers from its lenders, the lenders could require the immediate repayment of such indebtedness. In that case, we could be required to fund the repayment of such indebtedness which could reduce the cash flow that may otherwise be available to us to achieve our business strategy, which could harm our business.
To finance the acquisition of DeepOcean, Trico Supply and certain of our other subsidiaries entered into a $200 million credit agreement and we issued $300 million in convertible debentures. Trico Shipping also entered into a NOK 260,000,000 short term credit facility (approximately $50,987,300 based on a NOK/USD exchange rate of approximately 5.01 to $1). Accordingly, our borrowings and debt service requirements have increased dramatically in connection with the acquisition of DeepOcean. Our inability to satisfy our debt service requirements could cause us to be in default under one or more of our credit facilities. If we default or breach our obligations under our credit facilities, we could be required to pay a higher rate of interest on our borrowings. Our lenders could also accelerate our repayment obligations or require us to repay all amounts under the credit facilities. Accordingly, our default of obligations under our credit facilities would significantly increase our cash flow requirements and could cause us to incur substantial damages, which could harm our business.
          Our acquisition of DeepOcean shares and the financing transactions we entered into in connection with this acquisition will place a significant debt burden on us, which could limit our flexibility in managing our business and expose us to certain risks.
Our acquisition of shares of DeepOcean and mandatory offer to acquire the remaining shares of DeepOcean that we do not own involve the incurrence of substantial additional debt. If Trico Shipping acquires all of the remaining DeepOcean shares that its does not currently own for NOK 32 per share, the total purchase price that Trico Shipping will have paid for DeepOcean is expected to approximate $680 to $690 million. We and our subsidiaries have borrowed or entered into agreements to borrow an aggregate of approximately $551 million in connection with the DeepOcean acquisition. As a result of becoming more leveraged on a consolidated basis, our flexibility in responding to adverse changes in economic, business or market conditions may be adversely affected, which could have a material adverse effect on our results of operations.
Our high degree of leverage may have important consequences to you, including the following:
•	we may have difficulty satisfying our obligations under our senior credit facilities or other indebtedness and, if we fail to comply with these requirements, an event of default could result;

•	we may be required to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash for working capital, capital expenditures and other general corporate activities;

•	covenants relating to our indebtedness may limit our ability to obtain additional financing for working capital, capital expenditures and other general corporate activities;

•	covenants relating to our indebtedness may limit our flexibility in planning for, or reacting to changes in our business and the industry in which we operate;

•	we may be more vulnerable to the impact of economic downturns and adverse developments in our business; and

•	we may be placed at a competitive disadvantage against any less leveraged competitors.
The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under our credit facilities.
          The absence of financial statements prepared in accordance with U.S. generally accepted accounting principles makes it more difficult to obtain a meaningful and accurate understanding of how the acquisition of DeepOcean will affect us, our operating results and our financial condition.
DeepOcean is a Norwegian company and its financial statements were prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board and additional Norwegian financial reporting requirements and not in complete compliance with generally accepted accounting principles in the United States, or U.S. GAAP. There could be significant differences between the financial reporting standards used by DeepOcean and U.S. GAAP. Therefore, a review of DeepOcean’s financial statements may not provide an understanding of DeepOcean’s financial condition and operating results that is as complete and accurate as a review of our financial statements may provide of our financial condition and operating results.
          We could be exposed to unknown liabilities of DeepOcean, which could cause us to incur substantial financial obligations which could harm our business.
If DeepOcean has liabilities of which we are not aware, as a majority stockholder of DeepOcean we would be exposed to these liabilities and would have little or no recourse against the parties from whom we purchased the DeepOcean shares. If such unknown liabilities exist, we could incur substantial financial obligations, which could adversely affect our financial condition and harm our business.

          Sales of DeepOcean’s services could decline or be inhibited if customer relationships are disrupted by the acquisition, which could harm our business.
The acquisition of DeepOcean may disrupt relationships between DeepOcean and some of its customers. DeepOcean’s customers or potential customers may delay or alter buying patterns during the pendency of and following our mandatory offer to acquire the remaining shares of DeepOcean that we do not own. These customers or potential customers may increase their purchase of competing services relative to services purchased from DeepOcean. Any significant delay or reduction in orders for DeepOcean’s services could cause the combined company’s sales to decline following the acquisition, which could cause our operating results to be lower than expected. This could harm our business and cause a decline in our stock price.
          Sales of DeepOcean’s services could decline or be inhibited if its supplier relationships are disrupted by the acquisition of DeepOcean shares, which could harm our business.
The acquisition of DeepOcean shares may disrupt relationships between DeepOcean and its suppliers. DeepOcean’s suppliers may delay or alter delivery patterns during the pendency of and following our mandatory offer to acquire the remaining shares of DeepOcean that we do not own. Any significant delay or reduction in deliveries of supplies to DeepOcean could cause a disruption in DeepOcean’s business following the acquisition, which could negatively impact our operating results. This could harm our business and cause a decline in our stock price.
          Our acquisition of DeepOcean may not succeed because of competitive forces in the subsea services market.
The market for subsea services is highly competitive. While price is a factor, the ability to acquire specialized vessels and equipment, to attract and retain skilled personnel, and to demonstrate a good safety record are also important. Several of our competitors in the subsea market are substantially larger and have greater financial and other resources than we have. We believe that other vessel owners are beginning to add subsea service offerings to their customers. If other companies acquire vessels or equipment, or begin to offer integrated subsea services to customers, levels of competition may increase and our business could be adversely affected.
          The subsea services market may be subject to additional risk factors of which we are not currently aware.
Because we have limited experience in the subsea services market, there may additional risks that we will be subject to in the subsea services market of which we are not currently aware as a result of our acquisition of DeepOcean. Such unknown risks could, if they exist and are significant, adversely affect our financial condition and harm our business.
FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus and the documents we have incorporated by reference in this prospectus that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements may include statements that relate to:
•	our objectives, business plans or strategies, and projected or anticipated benefits or other consequences of such plans or strategies;

•	projected or anticipated benefits from acquisitions; and

•	projections involving revenues, operating results or cash provided from operations, or our anticipated capital expenditures or other capital projects.

You can generally identify forward-looking statements by such terminology as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “will be,” “will continue” or similar phrases or expressions. We caution you that such statements are only predictions and not guarantees of future performance or events. Actual results may vary materially from anticipated results for a number of reasons, including those stated in “Risk Factors” and in reports that we file with the SEC, which are incorporated by reference in this prospectus.
All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above. We disclaim any intent or obligation to update the forward-looking statements contained in this prospectus, whether as a result of receiving new information, the occurrence of future events or otherwise. We caution investors not to place undue reliance on forward-looking statements.
USE OF PROCEEDS
The selling security holders will receive all of the proceeds from the sale under this prospectus of the Debentures, the common stock issuable upon conversion of the Debentures and the common stock issuable upon exercise of the Phantom Stock Units. We will not receive any proceeds from these sales.
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
As of June 9, 2008, there were 48 holders of record of our common stock (without determining the number of individual participants in security positions) and 15,106,121 shares of our common stock were issued outstanding. High and low sales prices for our common stock for each calendar quarter are as follows:

	Common Stock Price
	Low	High
2006:
First Quarter	$25.25	$34.15
Second Quarter	28.16	36.26
Third Quarter	31.80	38.94
Fourth Quarter	31.10	40.15
2007:
First Quarter	$29.56	$39.23
Second Quarter	37.02	43.41
Third Quarter	29.04	42.37
Fourth Quarter	29.65	40.34
2008:
First Quarter	$30.37	$42.50
Second Quarter (through June 9, 2008)	32.26	43.42
On June 9, 2008, the closing sale price of our common stock, as reported by The NASDAQ Global Market, was $38.54 per share. We encourage you to obtain current market price quotations for our common stock.
We have not declared or paid any dividends on our common stock, and we do not currently anticipate paying any dividends on our common stock in the foreseeable future. Instead, we currently intend to retain all future earnings to fund the development and growth of our business. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on our results of operations, financial condition, capital requirements and other factors deemed relevant. Because the Company is a holding company that conducts substantially all of its operations through subsidiaries, our ability to pay cash dividends on our common stock is also dependent upon the ability of our subsidiaries to pay cash dividends or to otherwise distribute or advance funds to us.

RATIO OF EARNINGS TO FIXED CHARGES
For purposes of computing the ratios of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges (excluding capitalized interest) and fixed charges consist of interest expensed and capitalized, amortization of debt discount and expense related to indebtedness, and the portion of rental expenses deemed to be representative of the interest factor attributable to leases for rental property. The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated:

	Predecessor Company			Successor Company
			Period from	Period from
			January 1,	March 15,			Three
			through	through			months
	Year Ended December 31,		March 14,	December 31,	Year Ended December 31,		Ended March 31,
	2003(1)	2004(2)	2005(3)	2005	2006	2007	2008
Ratio of earnings	—	—	—	5.4x	39.3x	10.0x	7.1x
to fixed charges

(1)	Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $167.3 million.

(2)	Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $98.8 million.

(3)	Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $60.3 million.
SELLING SECURITY HOLDERS
The Debentures, the shares of common stock issuable upon conversion of the Debentures and the shares of common stock issuable upon exercise of the Phantom Stock Units that may be offered pursuant to this prospectus will be offered by the selling security holders. For additional information regarding the issuance of those Debentures and the shares of common stock issuable upon conversion of the Debentures, see “The Offering — Private Placement of Convertible Debentures” above. For additional information regarding the issuance of the Phantom Stock Units and the shares of common stock issuable upon exercise of the Phantom Stock Units, see “The Offering — Private Placement of Phantom Stock Units” above. We are registering the Debentures, the shares of common stock issuable upon conversion of the Debentures and the shares of common stock issuable upon exercise of the Phantom Stock Units in order to permit the selling stockholders to offer the Debentures, the shares of common stock issuable upon conversion of the Debentures and the shares of common stock issuable upon exercise of the Phantom Stock Units for resale from time to time. Except for the ownership of the Debentures issued pursuant to the Securities Purchase Agreement and the ownership of the Phantom Stock Units issued pursuant to the Phantom Stock Units Agreement, the selling stockholders have not had any material relationship with us within the past three years.
The following table sets forth the selling security holders and other information regarding the beneficial ownership of the shares of common stock and, where applicable, the Debentures, by each of the selling security holders. The following table is based solely on information provided by the selling security holders and represents the most current information provided to us by selling security holders. The second column lists the principal amount of Debentures beneficially owned by each selling security holder as of June 10, 2008. The third column lists the number of shares of common stock beneficially owned by each selling security holder (for holders of the Debentures this number is based on the holder’s ownership of the Debentures as of June 10, 2008 and assumes conversion of all Debentures held by such holder on that date into shares of our common stock at the conversion rate in effect on June 10, 2008 and that no portion of the Debentures is converted into cash; plus, all other shares of our common stock beneficially owned by such holder as of such date).
The fourth column lists the Debentures being offered by this prospectus by each selling security holder. The fifth column lists the shares of common stock being offered by this prospectus by each selling security holder.

In accordance with the terms of the registration rights agreements among the Company and the selling security holders, this prospectus generally covers the resale of the Debentures, the number of shares of common stock issued or issuable upon conversion of the Debentures and the number of shares of common stock issuable upon exercise of the Phantom Stock Units as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the conversion price of the Debentures and the number of shares of common stock that are obtainable upon exercise of the Phantom Stock Units may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The sixth column assumes the sale of all of the Debentures offered by the selling security holders pursuant to this prospectus. The seventh column assumes the sale of all of the shares of common stock offered by the selling security holders pursuant to this prospectus.
Under the terms of the Debentures, a selling security holder may not convert the Debentures to the extent such conversion would cause such selling security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding shares of common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of the Debentures which have not been converted. In addition, the Indenture governing the Debentures provides that we may not issue, and holders do not have the right to receive upon conversion of the Debentures, any shares of our common stock, if the issuance of such shares without stockholder approval would exceed the aggregate number of shares of common stock which we may issue upon conversion or exercise of the Debentures without stockholder approval of the issuance as may be required under the rules or regulations of the NASDAQ Global Market
The selling security holders may sell all, some or none of their Debentures, shares of common stock issuable upon conversion of the Debentures or shares of common stock issuable upon exercise of the Phantom Stock Units in this offering. See “Plan of Distribution.”

			Maximum
	Principal		Number of	Maximum
	Amount at		Debentures to	Number of	Number of	Number of
	Maturity of	Number of	be Sold	Shares to be	Debentures	Shares
	Debentures	Shares Owned	Pursuant to	Sold Pursuant	Owned	Owned
	Owned Prior	Prior to	this	to this	After	After
Name of Selling Security holder	to Offering	Offering	Prospectus	Prospectus	Offering	Offering
Highbridge International LLC(1)	$74,000,000	1,901,977 (2)	$74,000,000	1,830,777	0	71,200 (2)

Highbridge Convertible Arbitrage Master Fund, L.P.(1)	$6,000,000	154,241 (3)	$6,000,000	148,441	0	5,800 (3)

Portside Growth and Opportunity Fund(4)	$50,000,000	1,237,011	$50,000,000	1,237,011	0	0

Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio (5)	$21,500,000	531,914	$21,500,000	531,914	0	0

Interlachen Convertible Investments Limited (6)	$10,000,000	247,402	$10,000,000	247,402	0	0

Capital Ventures International (7)	$40,000,000	989,609	$40,000,000	989,609	0	0

Aristeia International Limited (8)	$12,242,000	302,869	$12,242,000	302,869	0	0

				Maximum
	Principal			Number of	Maximum
	Amount at			Debentures to	Number of	Number of	Number of
	Maturity of	Number of		be Sold	Shares to be	Debentures	Shares
	Debentures	Shares Owned		Pursuant to	Sold Pursuant	Owned	Owned
	Owned Prior	Prior to		this	to this	After	After
Name of Selling Security holder	to Offering	Offering		Prospectus	Prospectus	Offering	Offering
Aristeia Partners LP(9)	$1,558,000	38,545		$1,558,000	38,545	0	0

Aristeia Special Investments Master LP(8)	$1,200,000	29,688		$1,200,000	29,688	0	0

Liberty Harbor Master Fund I, L.P.(10)	$15,000,000	371,103	(11)	$15,000,000	371,103	0	0	(11)

Whitebox Convertible Arbitrage Partners, LP(12)	$20,000,000	503,938	(13)	$20,000,000	494,804	0	9,134	(13)

Whitebox Intermarket Partners, LP(14)	$4,000,000	98,960		$4,000,000	98,960	0	0

Guggenheim Portfolio Company XXXI, LLC(15)	$2,000,000	50,436	(16)	$2,000,000	49,480	0	956	(16)

Pandora Select Partners, LP(17)	$2,000,000	49,480		$2,000,000	49,480	0	0

Whitebox Special Opportunities Fund Series B Partners, LP(18)	$2,000,000	49,480		$2,000,000	49,480	0	0

UBS O’Connor LLC F/B/O O’Connor Global Convertible Arbitrage Master Limited(19)	$16,200,000	400,791		$16,200,000	400,791	0	0

UBS O’Connor LLC F/B/O O’Connor Global Convertible Arbitrage II Master Limited(19)	$1,800,000	44,532		$1,800,000	44,532	0	0

UBS O’Connor LLC F/B/O O’Connor Pipes Corporate Strategies Master Limited(19)	$2,000,000	49,480		$2,000,000	49,480	0	0

West Supply IV AS(20)	Not Applicable	1,352,558		Not Applicable	1,352,558	Not Applicable	0

(1)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and Highbridge Convertible Arbitrage Master Fund, L.P. and has voting control and investment discretion over securities held by Highbridge International LLC and Highbridge Convertible Arbitrage Master Fund, L.P. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC and Highbridge Convertible Arbitrage Master Fund, L.P. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC and Highbridge Convertible Arbitrage Master Fund, L.P.

(2)	Includes 71,200 shares of our common stock that may be obtained upon exercise of 712 call options. Excludes shares owned by Highbridge Convertible Arbitrage Master Fund, L.P. which may be deemed to be beneficially owned by Highbridge International LLC. Excludes shares, if any, that may be obtained upon exercise of the Company’s 3.0% debentures due 2027.

(3)	Includes 5,800 shares of our common stock that may be obtained upon exercise of 58 call options. Excludes shares owned by Highbridge International LLC which may be deemed to be beneficially owned by Highbridge Convertible Arbitrage Master fund, L.P. Excludes shares, if any, that may be obtained upon exercise of the Company’s 3.0% debentures due 2027.

(4)	Ramius LLC is the investment adviser of Portside Growth and Opportunity Fund and has voting control and investment discretion over securities held by Portside Growth and Opportunity Fund. C4S & Co., L.L.C. is the managing member of Ramius LLC and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius LLC. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C. and may be considered beneficial owners of any securities deemed to be beneficially owned by C4S & Co., L.L.C. Each of Ramius LLC, C4S & Co., L.L.C., Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon disclaims beneficial ownership of the securities held by Portside Growth and Opportunity Fund.

(5)	Pursuant to an investment management agreement, Radcliffe Capital Management, L.P. (“Radcliffe Capital”) serves as the investment manager of Radcliffe SPC, Ltd.’s Class A Segregated Portfolio. RGC Management Company, LLC (“Management”) is the general partner of Radcliffe Capital. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management. Each of Radcliffe Capital, Management and Messrs. Katznelson and Stahlecker disclaim beneficial ownership of securities owned by Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio.

(6)	Interlachen Capital Group LP is the trading manager of Interlachen Convertible Investments Limited and has voting and investment discretion over securities held by Interlachen Convertible Investments Limited. Andrew Fraley, in his role as Chief Investment Officer of Interlachen Capital Group LP, has voting control and investment discretion over securities held by Interlachen Convertible Investments Limited. Interlachen Capital Group LP and Andrew Fraley disclaim beneficial ownership of the securities held by Interlachen Convertible Investments Limited.

(7)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also bee deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.

(8)	Aristeia Capital, LLC is the investment manager for each of Aristeia International Limited and Aristeia Special Investments Master, LP. Aristeia Capital, LLC is jointly owned by Kevin C. Toner, Robert H. Lynch Jr., Anthony M. Frascella and William R. Techar.

(9)	Aristeia Advisors, LLC is the general partner of Aristeia Partners, LP. Aristeia Advisors, LLC is jointly owned by Kevin C. Toner, Robert H. Lynch Jr., Anthony M. Frascella and William R. Techar.

(10)	Goldman Sachs Investment Strategies, the investment manager of Liberty Harbor Master Fund I, L.P., is a wholly owned subsidiary of The Goldman Sachs Group, Inc., which is a public company.

(11)	Excludes 810 shares owned by Goldman Sachs Asset Management, a division within Goldman Sachs, which are aggregated with the holdings of the selling security holder for Section 13 purposes.

(12)	Whitebox Convertible Arbitrage Advisors is the general partner and investment manager of Whitebox Convertible Arbitrage Partners, LP. Whitebox Advisors LLC is the managing member of Whitebox Convertible Arbitrage Advisors. Andrew J. Redleaf is the managing member of Whitebox Advisors LLC. Each of Whitebox Convertible Arbitrage Advisors, Whitebox Advisors LLC and Andrew J. Redleaf disclaims beneficial ownership of the securities held by Whitebox Convertible Arbitrage Partners, LP.

(13)	Includes 9,134 shares of our common stock that may be obtained upon exercise of our Series A Warrants.

(14)	Whitebox Intermarket Advisors LLC is the general partner and investment manager of Whitebox Intermarket Partners, LP. Whitebox Advisors LLC is the managing member of Whitebox Intermarket Advisors LLC. Andrew J. Redleaf is the managing member of Whitebox Advisors LLC. Each of Whitebox Intermarket Advisors LLC, Whitebox Advisors LLC and Andrew J. Redleaf disclaims beneficial ownership of the securities held by Whitebox Intermarket Partners, LP.

(15)	Whitebox Advisors LLC is the investment manager of Guggenheim Portfolio Company XXXI, LLC. Andrew J. Redleaf is the managing member of Whitebox Advisors LLC. Each of Whitebox Advisors LLC and Andrew J. Redleaf disclaims beneficial ownership of the securities held by Guggenheim Portfolio Company XXXI, LLC.

(16)	Includes 956 shares of our common stock that may be obtained upon exercise of our Series A Warrants.

(17)	Pandora Select Advisors LLC is the general partner and investment manager of Pandora Select Partners, LP. Whitebox Advisors LLC is the managing member of Pandora Select Advisors LLC. Andrew J. Redleaf is the managing member of Whitebox Advisors LLC. Each of Pandora Select Advisors LLC, Whitebox Advisors LLC and Andrew J. Redleaf disclaims beneficial ownership of the securities held by Pandora Select Partners, LP.

(18)	Whitebox Special Opportunities Advisors LLC is the general partner and investment manager of Whitebox Special Opportunities Fund Series B Partners, LP. Whitebox Advisors LLC is the managing member of Whitebox Special Opportunities Advisors LLC. Andrew J. Redleaf is the managing member of Whitebox Advisors LLC. Each of Whitebox Special

Opportunities Advisors LLC, Whitebox Advisors LLC and Andrew J. Redleaf disclaims beneficial ownership of the securities held by Whitebox Special Opportunities Fund Series B Partners, LP.

(19)	The selling security holder is a fund which cedes investment control to UBS O’Connor LLC (the “Investment Manager”). The Investment Manager makes all the investment voting decisions. UBS O’Connor LLC is a wholly owned subsidiary of UBS AG which is listed and traded on the New York Stock Exchange.

(20)	West Supply IV AS is a wholly owned subsidiary of Johannes Østenjø dy AS (immediate parent company). Johannes Østenjø dy AS is 100% owned by Verteks AS (ultimate parent company). Verteks AS is 100% owned by Mr. Johannes Østenjø. All of these companies are incorporated in Norway, and Mr. Johannes Østenjø is a Norwegian citizen.
Additional selling security holders may choose to sell Debentures and the common stock from time to time upon notice to us. Unless the securities were purchased pursuant to this registration statement, before a security holder not named below may use this prospectus in connection with an offering of securities, this prospectus will be amended or supplemented to include the name and amount of Debentures and common stock beneficially owned by the selling security holder and the amount of Debentures and common stock to be offered. Any amended or supplemented prospectus will also disclose whether any selling security holder selling in connection with that amended or supplemented prospectus has held any position, office or other material relationship with us or any of our predecessors or affiliates during the three years prior to the date of the amended or supplemented prospectus.
DESCRIPTION OF THE DEBENTURES
The Debentures were issued under an indenture dated as of May 16, 2008, among Trico Marine Services, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee. The terms of the Debentures include those provided in the indenture and those provided in the registration rights agreement dated as of May 16, 2008, among us and the Purchasers.
The following description is only a summary of the material provisions of the Debentures, the indenture and the registration rights agreement. We urge you to read the indenture and the registration rights agreement in their entirety because they, and not this description, define your rights as a holder of the Debentures. These documents are filed as exhibits to the registration statement of which this prospectus is a part. You may request copies of these documents as set forth under the caption “Where You Can Find More Information.”
When we refer to “Trico Marine Services, Inc.,” “Trico Marine,” “we,” “our” or “us” in this section, we refer only to Trico Marine Services, Inc. and not its subsidiaries.
Brief Description of the Debentures
The Debentures:
•	are limited to $300 million aggregate principal amount;

•	bear interest at a rate of 6.50% per year, payable semi-annually in arrears, on May 15 and November 15 of each year, commencing on November 15, 2008;

•	are general unsecured obligations, ranking equally with all of our other unsecured senior indebtedness and senior in right of payment to any subordinated indebtedness;

•	are effectively subordinated to our existing and future secured indebtedness to the extent the value of the related collateral;

•	are convertible by you at any time on or prior to the close of business on the business day preceding the maturity date into, at our election, cash, shares of our common stock, or a combination of cash and shares of our common stock, at an initial conversion rate of 24.74023 shares of common stock per $1,000 principal amount of the Debentures which is equivalent to an initial conversion price of approximately $40.42 per share, subject to certain limitations described herein. In the event of certain types of fundamental changes, you may elect in your conversion notice either to receive an interest make-whole payment or to cause us to increase the conversion rate by a number of additional shares or, in lieu thereof in the case of certain types of fundamental changes, we may elect to adjust the conversion obligation and conversion rate so that the Debentures are convertible into shares of the acquiring or surviving company, in each case as more fully described herein;

•	are subject to redemption for cash by us at any time on or after May 15, 2013, in whole or in part, at the redemption prices as described under “Description of the Debentures — Optional Redemption,” plus accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date;

•	are subject to repurchase by us, at your option, on May 15, 2013, May 15, 2015, May 15, 2018 and May 15, 2023, at a cash repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date, as set forth under “Description of the Debentures — Repurchase at the Option of the Holder — Optional Put;”

•	are subject to repurchase by us at your option if a fundamental change occurs, at a cash repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date, as set forth under “Description of the Debentures — Repurchase at the Option of the Holder — Fundamental Change Put;” and

•	are due on May 15, 2028, unless earlier converted, redeemed by us at our option or repurchased by us at your option.
The Debentures are not guaranteed by any of our subsidiaries. The creditors of our subsidiaries are, therefore, entitled in the event of a bankruptcy, liquidation or reorganization of any such subsidiary to receive in payment of their claims any assets of such subsidiary before such subsidiary is able to distribute any such assets to us. We are subject to only limited financial covenants under the indenture relating to our incurring certain additional indebtedness and liens. In addition, neither we nor any of our subsidiaries are restricted under the indenture from paying dividends or making distributions on our capital stock, incurring permitted indebtedness or issuing or repurchasing our securities. You are not afforded protection under the indenture in the event of a certain transactions that could affect our capital structure and the value of the Debentures and our common stock, or that could result in a change in control of us except to the extent described below under “Description of the Debentures — Conversion Rights” and “Description of the Debentures — Repurchase at the Option of the Holder — Fundamental Change Put.”
No sinking fund is provided for the Debentures and the Debentures will not be subject to defeasance.
The Debentures were issued in book-entry form only in denominations of $1,000 principal amount and whole multiples thereof. Beneficial interests in the Debentures are shown on, and transfers of beneficial interests in the Debentures will be effected only through, records maintained by The Depository Trust Company, or DTC, or its nominee, and any such interests may not be exchanged for certificated Debentures except in limited circumstances. For information regarding conversion, registration of transfer and exchange of global Debentures held in DTC, see “Description of the Debentures — Form, Denomination and Registration — Global Debentures, Book-Entry Form.”
If certificated Debentures are issued, you may present them for conversion, registration of transfer and exchange, without service charge, at our office or agency maintained for that purpose, which will initially be the office or agency of the trustee in Dallas, Texas.

Payment at Maturity
On the maturity date, each holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of Debentures, together with accrued and unpaid interest (including additional interest, if any) to, but not including, the maturity date. With respect to global Debentures, principal and interest (including additional interest, if any) will be paid to DTC in immediately available funds. With respect to any certificated Debentures, principal and interest (including additional interest, if any) will be payable at our office or agency maintained for that purpose, which initially will be the office or agency of the trustee in Dallas, Texas.
Interest
The Debentures bear interest at a rate of 6.50% per year. Interest accrues from May 16, 2008, or from the most recent date to which interest has been paid or duly provided for. We will pay interest (including additional interest, if any) semi-annually, in arrears on May 15 and November 15 of each year, commencing on November 15, 2008, to holders of record at 5:00 p.m., New York City time, on the preceding May 1 and November 1, respectively. However, there are two exceptions to the preceding sentence:
•	we will not pay accrued interest (excluding any additional interest) on any Debentures when they are converted, except as described under “Description of the Debentures — Conversion Rights;” and

•	we will pay accrued and unpaid interest (including additional interest, if any) on the maturity date to a person other than the holder of record on the record date. On such date, we will pay accrued and unpaid interest only to the person to whom we pay the principal amount.
Similarly, the interest payable on any Debenture upon redemption or repurchase following a fundamental change will be payable to the person to whom principal is payable pursuant to such redemption or repurchase following a fundamental change (unless the redemption date or the fundamental change repurchase date, as the case may be, is after a record date and on or prior to the corresponding interest payment date, in which case the semi-annual payment of interest becoming due on such interest payment date shall be payable to the holder of such Debenture registered as such on the applicable record date).
We will pay interest on:
•	global Debentures to DTC in immediately available funds;

•	any certificated Debentures having a principal amount of less than $2,000,000, by check mailed to the holders of those Debentures; provided, however, at maturity, interest will be payable as described under “Description of the Debentures — Payment at Maturity;” and

•	any certificated Debentures having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the holders of these Debentures duly delivered to the trustee at least five business days prior to the relevant interest payment date; provided, however, at maturity, interest will be payable as described under “Description of the Debentures — Payment at Maturity.”
Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. If a payment date is not a business day, payment will be made on the next succeeding business day, and no additional interest will accrue thereon.
Conversion Rights
Holders of any Debentures not previously redeemed or repurchased may convert any portion of the principal amount of any Debentures that is an integral multiple of $1,000 at any time prior to the close of business on the business day preceding the maturity date based on an initial conversion rate of 24.74023 shares of common stock per $1,000 principal amount of Debentures (equivalent to an initial conversion price of approximately $40.42 per share), plus, if applicable, an amount in cash equal to the interest make-whole (described below) or the make-whole applicable increase (see “Description of the Debentures — Conversion Procedures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control” below). The “interest make-whole” means with respect to each $1,000 principal amount of Debentures, a payment in cash equal to the amount of any interest that, but for the holder’s exercise of its conversion right, would have accrued under the Debentures at the applicable interest rate for the period from the applicable conversion date through May 15, 2013, discounted to the present value of such interest using a discount rate equal to the interest rate of U.S. Treasury Bonds with equivalent remaining terms from the applicable conversion date through May 15, 2013. The conversion rate will be subject to adjustment and certain limitations as described below. Upon conversion, we will satisfy our conversion obligation in, at our election, cash, shares of our common stock, or a combination of cash and shares of our common stock (see “Description of the Debentures — Conversion Procedures — Settlement Upon Conversion”).
Except as provided in the next paragraph, upon conversion, you will not receive any separate cash payment of accrued and unpaid interest (excluding any additional interest) on the Debentures. Accrued and unpaid interest (excluding any additional interest), if any, to the conversion date is deemed to be paid in full with the shares of our common stock issued or cash paid upon conversion rather than cancelled, extinguished or forfeited.
If you convert after the record date for an interest payment but prior to the corresponding interest payment date, you will receive on the corresponding interest payment date the interest (including additional interest, if any) accrued and unpaid on your Debentures, notwithstanding your conversion of those Debentures prior to the interest payment date, assuming you were the holder of record on the corresponding record date. However, except as provided in the next sentence, at the time you surrender your Debentures for conversion, you must pay us an amount equal to the interest (excluding any additional interest) that has accrued and will be paid on the Debentures being converted on the corresponding interest payment date. You are not required to make such payment:
•	if you convert your Debentures in connection with a redemption and we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date;

•	if you convert your Debentures in connection with a fundamental change and we have specified a fundamental change repurchase date that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest (including overdue additional interest, if any), if overdue interest (or overdue additional interest) exists at the time of conversion with respect to your Debentures.
Except as described under “Description of the Debentures — Conversion Rate Adjustments,” we will not make any payment or other adjustment for dividends on any common stock issued upon conversion of the Debentures.
Conversion Procedures
          Procedures to be Followed by a Holder
If you hold a beneficial interest in a global Debenture, to convert you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion procedures, deliver, or cause to be delivered, by book-entry delivery an interest in such global Debenture, furnish appropriate endorsements and transfer documents if required by us or the trustee or conversion agent and, if required, pay funds equal to interest (excluding any additional interest) payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

If you hold a certificated Debenture, to convert you must:
•	complete and manually sign the conversion notice on the back of the Debentures or a facsimile of the conversion notice;

•	deliver the completed conversion notice and the Debentures to be converted to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to interest (but excluding any additional interest) payable on the next interest payment date to which you are not entitled; and

•	if required, pay all taxes or duties, if any.
The conversion date will be the date on which you have satisfied all of the foregoing requirements. The Debentures will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the conversion date.
You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Certificates representing common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full.
        Settlement Upon Conversion
Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of Debentures being converted a “conversion settlement amount” consisting of (i) either (x) a number of shares of our common stock equal to the conversion rate, which we refer to as the “settlement shares” or, (y) if applicable, the number of net settlement shares (as defined below) that we identify in our settlement notice to a holder and the conversion cash settlement amount (as defined below) and (ii) except in the case of a conversion in which the make-whole applicable increase shall apply (see “Description of the Debentures — Conversion Procedures — Adjustments to the Conversion Rate upon a Non-Stock Change of Control” below), an amount in cash equal to the applicable interest make-whole.
On the trading day immediately following an applicable conversion date, with respect to each $1,000 principal amount of Debentures, we may elect to pay cash to the applicable holder of Debentures surrendered for conversion in lieu of all or a portion of the shares of our common stock otherwise issuable by delivering a written notice to such holder specifying (i) the percentage of the shares of our common stock otherwise issuable that will be settled in cash (the “cash percentage”) and in shares of our common stock (the “share percentage”), (ii) the number of net cash shares (defined below), (iii) the number of net settlement shares, (iv) the applicable interest make-whole, if any, and (v) the calculation of such figures. Provided, that, if we are unable to issue shares of our common stock upon conversion of any Debenture without stockholder approval, the cash percentage will automatically be deemed to be 100% and the share percentage shall automatically be deemed to be 0% with respect to any conversion request until such time as we receive the required stockholder approval.
On the third trading day following a conversion date, we will deliver to the applicable holder an amount in cash equal to the applicable interest make-whole (except in the case of a conversion in which the make-whole applicable increase applies) and (ii) the settlement shares or the net settlement shares, if any. If we have made a conversion settlement election with respect to any conversion of Debentures, on the trading day immediately following the last trading day in the applicable conversion settlement averaging period, we will deliver a written notice to the applicable holder specifying the conversion cash settlement amount and the calculation of such figure, and on the second trading day immediately following the last trading day in the applicable conversion settlement averaging period, we will pay cash to such holder in an amount equal to the conversion cash settlement amount.
For purposes of the descriptions contained in this prospectus, the following terms have the following meanings:
“conversion cash settlement amount” means the sum of the daily conversion cash settlement amount for each trading day during the applicable conversion settlement averaging period.
“conversion settlement averaging period” means, with respect to any conversion of Debentures, the applicable number of consecutive trading days commencing with the second trading day immediately following the conversion date, specified by the applicable holder in the holder’s conversion notice, which period shall not be less than one (1) trading day nor more than twenty (20) trading days, or, if no such period is set forth in the holder’s conversion notice, the twenty (20) consecutive trading day period commencing with the second trading day immediately following the conversion date.
“daily conversion cash settlement amount” equals the greater of (i) the minimum conversion cash settlement amount and (ii) the daily settlement amount for such trading day in the conversion settlement averaging period.
“daily settlement amount” means, with respect to any trading day in the applicable conversion settlement averaging period, the product of (x) the daily share amount for such trading day and (y) the volume weighted average price of our common stock (or, if the conversion settlement amount is then based (x) on the applicable consideration (as described in “Description of the Debentures—Conversion Procedures—Conversion Rate Adjustments” below), a unit of the applicable consideration or (y) on shares of public acquirer common stock (as described in “Description of the Debentures—Conversion Procedures—Conversion After a Public Acquirer Change of Control” below), a share of the public acquirer common stock) on such trading day.
“daily share amount” means, with respect to any conversion settlement averaging period, such number of shares of our common stock equal to the quotient of (x) the number of the applicable net cash shares and (y) the number of trading days in the applicable conversion settlement averaging period.
“minimum conversion cash settlement amount” means the quotient of (x) the product of (A) the applicable cash percentage and (B) $1,000 divided by (y) the number of trading days in the applicable conversion settlement averaging period.
“net cash shares” means, in respect of each $1,000 principal amount of Debentures being converted, the number of shares of our common stock equal to the product of (i) the conversion rate then applicable under the indenture and (ii) the applicable cash percentage.
“net settlement shares” means, in respect of each $1,000 principal amount of Debentures being converted, the number of shares of our common stock equal to the product of (i) the conversion rate then applicable under the indenture and (ii) the applicable share percentage; provided, that if a conversion settlement election is not timely made with respect to any conversion, the share percentage shall be deemed to equal 100%; provided, further that if the conversion settlement amount is then based (x) on the applicable consideration, such number of shares of common stock shall be adjusted to the equivalent units of applicable consideration or (y) on shares of public acquirer common stock, such number of shares of common stock shall be adjusted to the equivalent shares of public acquirer common stock.
“trading day” means any day that is scheduled to be a trading day on the primary United States national securities exchange or market on which our common stock is listed, admitted to trading or quoted on which (i) there is no market disruption event and (ii) The NASDAQ Global Market (or, if our common stock is not quoted on The NASDAQ Global Market, the principal U.S. national or regional securities exchange on which our common stock is listed or admitted to trading), is open for trading or, if our common stock is not so listed, admitted for trading or quoted, any business day. A trading day includes only those scheduled trading days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or market.
(For the purposes of the definition of trading day, “market disruption event” means (i) a failure by the primary United States national securities exchange or market on which our common stock is listed, admitted to trading or quoted to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. (New York City time) on any trading day for our common stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or future contracts relating to our common stock.)
“volume weighted average price” on any trading day means (i) with respect to our common stock, the per share volume weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg Page TRMA<equity>AQR (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day or, if such volume weighted average price is unavailable or such page or its equivalent is unavailable, the volume weighted average price of each trade in our common stock during such trading day between 9:30 a.m. and 4:00 p.m., New York City time, on The NASDAQ Global Market or, if our common stock is not traded on The NASDAQ Global Market, the principal U.S. national or regional securities exchange on which our common stock is listed, as calculated by a nationally recognized independent investment banking firm retained by us for this purpose or (ii) with respect to any applicable consideration or public acquirer common stock, the volume weighted average price per unit of applicable consideration or share of public acquirer common stock, as applicable, as determined in a manner substantially consistent with the manner in which the volume weighted average price of a share of our common stock is to be determined in accordance with clause (i) as determined in good faith by us.
We will not issue fractional shares of our common stock upon conversion of the Debentures. Instead, we will pay cash in lieu of fractional shares based on the volume weighted average price of our common stock on the conversion date.
The shares of our common stock that may be issued upon conversion of the Debentures offered hereby are subject to certain limitations on foreign ownership. By reason of such restrictions, upon conversion of the Debentures, a foreign holder of Debentures receiving shares of our common stock upon conversion may not receive or accrue any rights with respect to any dividends or other distributions of assets declared payable in respect of such shares or be entitled to vote such shares with respect to any matter submitted to stockholders and may be subject to having such shares redeemed by us for cash or promissory notes. See “Risk Factors — Risks Relating to the Ownership of our Common
Stock — Our charter documents include provisions limiting the rights of foreign owners of our capital stock” and “Description of Capital Stock — Certain Charter and Bylaw Provisions — Limitation on Foreign Ownership of Our Stock.”
We may not effect any conversion of a Debenture, and you do not have the right to convert any portion of a Debenture, to the extent that after giving effect to such conversion, you (and your affiliates whose ownership of securities is not disaggregated in accordance with SEC Release No. 34-39538) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion, In addition, we may not issue, and you do not have the right to receive upon conversion of the Debentures, any shares of our common stock, if the issuance of such shares without stockholder approval would exceed the aggregate number of shares of common stock which we may issue upon conversion or exercise of the Debentures without stockholder approval of the issuance as may be required under the rules or regulations of the NASDAQ Global Market. We are seeking stockholder approval of the issuance of all shares that may be issued upon conversion of the Debentures or exercise of the Phantom Stock Units in a special meeting of our stockholders which we are required to hold by September 30, 2008 (if the SEC does not review our proxy statement and October 31, 2008 (if the SEC reviews our proxy statement), but we cannot assure you that we will receive such approval.
        Conversion Rate Adjustments
We will adjust the conversion rate for certain events, including:
(1)	issuances of our common stock as a dividend or distribution on our common stock;

(2)	certain subdivisions, combinations or reclassifications of our common stock;

(3)	issuances to all or substantially all holders of our common stock of certain rights or warrants to purchase, for a period of up to 45 days, our common stock at less than the then-current market price of our common stock, provided that the conversion rate will be readjusted to the extent that any of the rights or warrants are not exercised prior to their expiration;

(4)	distributions to all or substantially all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness or assets, including securities, but excluding:
•	the rights and warrants referred to in clause (3) above;

•	any dividends and distributions in connection with a reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition resulting in a change in the conversion consideration pursuant to the sixth succeeding paragraph below or pursuant to “Description of the Debentures — Conversion Procedures — Conversion After a Public Acquirer Change of Control;”

•	any dividends or distributions paid exclusively in cash; or

•	any dividends or distributions referred to in clause (1) above;
(5)	dividends or other distributions consisting exclusively of cash to all or substantially all holders of our common stock (other than dividends or distributions made in connection with our liquidation, dissolution or winding-up or upon a merger or consolidation), in which event the conversion rate will be adjusted by multiplying the conversion rate by, a fraction, the numerator of which will be the current market price of our common stock and the denominator of which will be the current market price of our common stock minus the amount per share of such dividend or distribution; and

(6)	purchases of our common stock pursuant to a tender offer or exchange offer made by us or any of our subsidiaries to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.
The “closing sale price” of any share of our common stock on any trading day means the closing sale price of such security (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by Pink Sheets LLC. In the absence of such a quotation, the closing sale price will be determined by a nationally recognized securities dealer retained by us for that purpose. The closing sale price will be determined without reference to extended or after hours trading.

For purposes of clause (3) and (5) above, “current market price” means the average closing sale price of our common stock for the 10 consecutive trading days immediately prior to the ex-dividend date for the distribution requiring such computation.
To the extent that any future rights plan adopted by us is in effect upon conversion of the Debentures, you would receive, in addition to any common stock issuable upon conversion, the rights under the applicable rights agreement unless the rights have separated from our common stock at the time of conversion of the Debentures, in which case, the conversion rate would be adjusted as if we distributed to all holders of our common stock shares of our capital stock, evidences of indebtedness or assets as described above in clause (4), subject to readjustment in the event of the expiration, termination or redemption of such rights.
We will not make any adjustment to the conversion rate if holders may participate in the transaction or in certain other cases. In cases where the fair market value of assets, capital stock (other than common stock), debt securities or certain rights, warrants or options to purchase our securities, applicable to one share of common stock, distributed to stockholders:
•	equals or exceeds the average closing price of the common stock over the ten consecutive trading day period ending on the ex-dividend date for such distribution, or

•	such average closing price exceeds the fair market value of such assets, capital stock, debt securities or rights, warrants or options so distributed by less than $1.00, rather than being entitled to an adjustment in the conversion rate, the holder of a Debenture will be entitled to receive upon conversion, in addition to any shares of common stock, the kind and amount of assets, capital stock, debt securities or rights, warrants or options comprising the distribution that such holder would have received if such holder had converted such Debentures immediately prior to the record date for determining the stockholders entitled to receive the distribution.
Except as stated above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.
In the event that we distribute shares of capital stock of a subsidiary of ours pursuant to clause (4) above, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case over a measurement period following the distribution.
If we:
•	reclassify or change our common stock (other than changes resulting from a subdivision or combination), or

•	consolidate or merge with or into any person or sell, lease, transfer, convey or otherwise dispose of all or substantially all of our assets and those of our subsidiaries taken as a whole to another person, and the holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, each outstanding Debenture will, without the consent of any holders of the Debentures, become convertible only into the consideration received by holders of our common stock in such transaction (the “applicable consideration”), except in the limited case of a public acquirer change of control where we elect to have the Debentures convertible into public acquirer common stock as described below under “Description of the Debentures — Conversion After a Public Acquirer Change of Control” and except that the conditions to conversion described above and the provisions above under “Description of the Debentures — Conversion Procedures — Settlement Upon Conversion” relating to the satisfaction of the conversion obligation shall continue to apply following any such transaction, with the daily conversion value calculated with respect to the applicable consideration. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, then from and after the effective date of such transaction, applicable consideration shall be deemed to be the consideration that a majority of the holders of our common stock who made such an election received in such transaction. We may not become a party to any such transaction unless its terms are consistent with the foregoing.
If a taxable distribution to holders of our common stock or other transaction occurs that results in any adjustment of the conversion rate (including an adjustment at our option), you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See “Certain United States Federal Income Tax Considerations.”
We may from time to time, to the extent permitted by law, increase the conversion rate of the Debentures by any amount for any period of at least 20 business days. In that case, we will give at least 15 days prior notice of such increase. We may make such increases in the conversion rate, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the Debentures and otherwise (b)(1) five business days prior to the maturity of the Debentures (whether at stated maturity or otherwise) or (2) prior to the redemption date or repurchase date, unless such adjustment has already been made.
If we adjust the conversion rate pursuant to the above provisions, we will issue a press release containing the relevant information and make this information available on our website or through another public medium as we may use at that time.
        Adjustment to Conversion Rate Upon a Non-Stock Change of Control
If and only to the extent you elect to convert your Debentures in connection with a transaction described under clause (1) or clause (4) under the definition of a fundamental change described below under “Description of the Debentures — Repurchase at the Option of the Holder — Fundamental Change Put,” which transaction has an effective date prior to May 15, 2013 and pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such fundamental change transaction consists of cash or securities (or other property) that are not shares of common stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, which we refer to as a “non-stock change of control,” you may elect, upon your conversion, either to receive the interest make-whole or to cause us to increase the conversion rate with respect to Debentures converted in connection with such transaction as described below. If a holder elects to cause us to increase the conversion rate with respect to Debentures converted in connection with such transaction, the number of additional shares by which the conversion rate is increased will be determined by reference to the table below, based on the date on which the non-stock change of control becomes effective (the “effective date”) and the price (the “stock price”) paid per share for our common stock in the non-stock change of control. If holders of our common stock receive only cash in the non-stock change of control, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the closing sale prices of our common stock on the five trading days prior to but not including the effective date of such non-stock change of control. We will notify you of the anticipated effective date of any fundamental change at least 10 business days prior to such date, to the extent practicable, and, in any event, no later than the effective date thereof.

A conversion of the Debentures by a holder will be deemed for these purposes to be “in connection with” a non-stock change of control only if the conversion notice is received by the conversion agent following the effective date of the non-stock change of control but before the close of business on the business day immediately preceding the related repurchase date (as specified in the repurchase notice described under “Description of the Debentures — Repurchase at the Option of the Holder — Fundamental Change Put”).
The number of additional shares in the table below will be adjusted in the same manner as and as of any date on which the conversion rate of the Debentures is adjusted as described above under “Description of the Debentures— Conversion Rate Adjustments.” The stock prices set forth in the first row of the table below (i.e., the column headers) will be simultaneously adjusted to equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment and the denominator of which is the conversion rate as so adjusted.
The following table sets forth the stock price and number of additional shares by which the conversion rate shall be increased (the “make-whole applicable increase”):

Stock Price
Effective Date	$35.15	$37.5	$40	$42.5	$45	$50	$55	$60	$70	$80

May 16, 2008	3.7106	3.7110	3.7110	3.7110	3.7110	3.6063	3.3615	2.8853	2.2803	1.9202

May 15, 2009	3.7110	3.7110	3.7110	3.7110	3.7110	3.6346	3.3365	2.8355	2.2033	1.8298

May 15, 2010	3.7110	3.7110	3.7110	3.7110	3.7110	3.6575	3.2866	2.7624	2.0955	1.7036

May 15, 2011	3.7110	3.7110	3.7110	3.7110	3.7110	3.5434	3.1503	2.6171	1.9049	1.4964

May 15, 2012	3.7110	3.7110	3.7110	3.7110	3.7110	3.3517	2.9633	2.4098	1.5655	1.1115

May 15, 2013	3.7110	3.7110	3.7110	3.7110	3.7058	3.0071	2.4210	1.7290	0.6395	0.1151
The exact stock price and effective dates may not be set forth on the table, in which case, if the stock price is:
•	between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 360-day year;

•	in excess of $80.00 per share (subject to adjustment), no additional shares will be issued upon conversion;

•	less than $35.15 per share (subject to adjustment), no additional shares will be issued upon conversion.
Notwithstanding the foregoing, in no event will the conversion rate as adjusted pursuant to the foregoing be greater than 28.45123 shares per $1,000 principal amount of the Debentures subject to adjustments in the same manner as the conversion rate.
Additional shares deliverable as described in this section or cash in lieu thereof, will be delivered on the settlement date applicable to the relevant conversion.
Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.
        Conversion After a Public Acquirer Change of Control
Notwithstanding the foregoing, in the case of a non-stock change of control constituting a public acquirer change of control (as defined below), we may, in lieu of issuing additional shares upon conversion as described in “Description of the Debentures — Conversion Procedures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control” above, elect to adjust our conversion obligation and the conversion rate such that from and after the effective date of such public acquirer change of control, holders of the Debentures will be entitled to convert their Debentures (subject to the satisfaction of certain conditions) into shares of public acquirer common stock (as defined below), and the conversion rate in effect immediately before the public acquirer change of control will be adjusted by multiplying it by a fraction:
•	the numerator of which will be (i) in the case of a public acquirer change of control pursuant to which our common stock is converted solely into cash, the value of such cash paid or payable per share of common stock or (ii) in the case of any other public acquirer change of control, the average of the closing sale prices of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control, and

•	the denominator of which will be the average of the closing sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change of control.
A “public acquirer change of control” means a non-stock change of control in which the acquirer has a class of common stock (or depositary receipts or shares in respect thereof) traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with such non-stock change of control (the “public acquirer common stock”). If an acquirer does not itself have a class of common stock (or depositary receipts or shares in respect thereof) satisfying the foregoing requirement, it will be deemed to have “public acquirer common stock (or depositary receipts or shares in respect thereof) if a corporation that directly or indirectly owns at least a majority of the acquirer has a class of common stock (or depositary receipts or shares in respect thereof) satisfying the foregoing requirement, provided that such corporation fully and unconditionally guarantees the Debentures, in which case all references to public acquirer common stock will refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.
Upon a public acquirer change of control, if we so elect, holders may convert their Debentures (subject to the satisfaction of the conditions to conversion described under “Description of the Debentures — Conversion Procedures — Procedures to be Followed by a Holder” above) for public acquirer common stock at the adjusted conversion rate described in the second preceding paragraph but will not be entitled to receive additional shares upon conversion as described under “Description of the Debentures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control.” We are required to notify holders of our election in our notice to holders of such transaction. Following any such election, the provisions set forth herein, including those set forth under “Description of the Debentures — Conversion Procedures — Settlement Upon Conversion” shall continue to apply except that reference to our common stock shall be deemed to refer to the public acquirer common stock. In addition, upon a public acquirer change of control, in lieu of converting the Debentures, the holder can, subject to certain conditions, require us to repurchase all or a portion of the Debentures owned by the holder as described below under “Description of the Debentures — Repurchase at the Option of the Holders — Fundamental Change Put.”
Optional Redemption
At any time, if (i) the closing sale price of our common stock on no fewer than 20 trading days of the 30 consecutive trading days immediately preceding a redemption election notice date (the “company optional redemption measuring period”) exceeds 175% of the conversion price of the Debentures, and (ii) certain equity conditions have been met from the beginning of the applicable company optional redemption measuring period through and including the applicable redemption date, we may, at our option, redeem up to an aggregate pursuant to all such redemptions of 50% of the principal amount of Debentures issued on the original issue date, in whole or in part from time to time, upon notice, in cash at a “redemption price” equal to 100% of the principal amount of the Debentures being redeemed, plus interest (including any additional interest, if any) accrued and unpaid to, but excluding, the redemption date (unless the redemption date is after a record date and on or prior to the corresponding interest payment date, in which event the interest will be paid on the interest payment date to the holder of record on the record date).
At any time commencing on May 15, 2011, if the closing price of our common stock on no fewer than 20 trading days of the 30 consecutive trading days immediately preceding an applicable redemption election notice date exceeds 175% of the conversion price of the Debentures, we may, at our option, redeem all remaining outstanding Debentures, in whole or in part from time to time, upon notice, in cash at the company redemption price.
At any time on or after May 15, 2013, we may redeem the Debentures at our option, in whole or in part from time to time, upon notice, in cash at the company redemption price.
We may not redeem any Debentures if a default in the payment of interest on the Debentures has occurred and is continuing.
We will give notice of redemption to all record holders of Debentures at their addresses set forth in the register of the registrar not less than 30 nor more than 60 days prior to the redemption date. This notice will state, among other things:
(1)	the aggregate principal amount of Debentures to be redeemed;

(2)	the CUSIP number or numbers of the Debentures being redeemed;

(3)	the redemption date;

(4)	the redemption price;

(5)	the place or places of payment and that payment will be made upon presentation and surrender of such Debentures;

(6)	that interest accrued and unpaid to, but excluding, the redemption date will be paid as specified in the redemption election notice, and that on and after the redemption date interest thereon or on the portion thereof to be redeemed will cease to accrue (unless we default in the payment of such Debentures at the redemption price);

(7)	that the holder has a right to convert the Debentures called for redemption at any time before 5:00 p.m., New York City time, on the business day immediately preceding the redemption date;

(8)	if a conversion occurs with respect to any Debentures prior to the redemption date, whether we are electing with respect to any such conversion, a conversion cash settlement election and, if so, the cash percentage and the share percentage with respect to each such conversion, which election shall be irrevocable through and including the redemption date;

(9)	the conversion rate on the date of our redemption election notice; and

(10)	the calculation of the interest make-whole as if the Debentures called for redemption were converted on the business day immediately preceding the redemption date.
If we do not redeem all of the Debentures, the trustee will select the Debentures to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 by lot, pro rata or by another method the trustee considers fair and appropriate. If any Debentures are to be redeemed in part only, we will issue new Debentures in principal amount equal to the unredeemed principal portion thereof. If a portion of your Debentures is selected for partial redemption and you convert a portion of your Debentures, the converted portion will be deemed to be taken from the portion selected for redemption.

Additionally, we will not be required to:
•	issue, register the transfer of, or exchange any Debentures during the period of 15 days before the mailing of the notice of redemption, or

•	register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Debentures being redeemed in part.
Repurchase at the Option of the Holder
        Optional Put
On May 15, 2013, May 15, 2015, May 15, 2018 and May 15, 2023, you will have the right to require us to repurchase, at the repurchase price described below, all or part of your Debentures for which you have properly delivered and not withdrawn a written repurchase notice. The Debentures submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.
The repurchase price will be payable in cash and will equal 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the repurchase date. However, if the repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest (including additional interest, if any) will be paid on the repurchase date to the holder of record on the record date.
We may be unable to repurchase your Debentures upon your exercise of your repurchase right. Our ability to repurchase Debentures for cash in the future may be limited by the terms of our then-existing borrowing agreements. Accordingly, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash.
We will give notice at least 20 business days prior to each repurchase date to all record holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law. This notice will state, among other things, the procedures that you must follow to require us to repurchase your Debentures.
To exercise your repurchase right, you must deliver at any time from 9:00 a.m., New York City time, on the date that is 20 business days prior to the applicable repurchase date to 5:00 p.m., New York City time, on the applicable repurchase date, a written notice to the paying agent of your exercise of your repurchase right (together with the Debentures to be repurchased, if certificated Debentures have been issued). If you hold a beneficial interest in a global Debenture, your repurchase notice must comply with appropriate DTC procedures. The repurchase notice must state:
•	if you hold certificated Debentures, the Debentures certificate numbers;

•	the portion of the principal amount of your Debentures to be repurchased, which must be in $1,000 multiples; and

•	that the Debentures are to be repurchased by us pursuant to the applicable provisions of the Debentures and the indenture.
You may withdraw your repurchase notice at any time prior to 5:00 p.m., New York City time, on the applicable repurchase date, by delivering a written notice of withdrawal to the paying agent. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the Debentures listed in the repurchase notice. If you hold a beneficial interest in a global Debenture, your withdrawal notice must comply with appropriate DTC procedures. The withdrawal notice must state:

•	if you hold certificated Debentures, the certificate numbers of the withdrawn Debentures;

•	the principal amount of the withdrawn Debentures; and

•	the principal amount, if any, which remains subject to the repurchase notice.
Payment of the repurchase price for Debentures for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Debentures, together with necessary endorsements, to the paying agent, as the case may be. Payment of the repurchase price for the Debentures will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the Debentures, as the case may be.
If the paying agent holds on the business day immediately following the repurchase date cash sufficient to pay the repurchase price of the Debentures that holders have elected to require us to repurchase, then, as of the repurchase date:
•	those Debentures will cease to be outstanding and interest (including additional interest, if any) will cease to accrue, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the paying agent, as the case may be; and

•	all other rights of those Debentures holders will terminate, other than the right to receive the repurchase price upon delivery or transfer of the Debentures.
In connection with any repurchase, we will, to the extent applicable:
•	comply with the provisions of Rule 13e-4 and Rule 14e-1 or any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Debentures;

•	file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the Debentures; and

•	comply with all other federal and state securities laws in connection with any offer by us to repurchase the Debentures.
        Fundamental Change Put
If a fundamental change (as defined below) occurs at any time prior to the maturity of the Debentures, you will have the right to require us to repurchase, at the repurchase price described below, all or part of your Debentures for which you have properly delivered and not withdrawn a written repurchase notice. The Debentures submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.
The repurchase price will be payable in cash and will equal 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the repurchase date. However, if the repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest (including additional interest, if any) will be paid on the repurchase date to the holder of record on the record date.
We may be unable to repurchase your Debentures in cash upon a fundamental change. Our ability to repurchase the Debentures with cash in the future may be limited by the terms of our then-existing borrowing agreements. In addition, the occurrence of a fundamental change could cause an event of default under the terms of our then-existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash.

A “fundamental change” will be deemed to have occurred when any of the following has occurred:
(1)	the consummation of any transaction that is disclosed in a Schedule 13D (or successor form) by any “person” and the result of which is that such “person” has become the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our capital stock that is at the time entitled to vote by the holder thereof in the election of our board of directors (or comparable body);

(2)	the first day on which a majority of the members of our board of directors are not continuing directors;

(3)	the adoption of a plan relating to our liquidation or dissolution;

(4)	the consolidation or merger of us with or into any other person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:
(a)	any transaction pursuant to which the holders of 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the capital stock entitled to vote generally in elections of directors of the continuing or surviving person (or any parent thereof) immediately after giving effect to such transaction; or

(b)	any merger primarily for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or
(5)	the termination of trading of our common stock, which will be deemed to have occurred if our common stock or other common stock into which the Debentures are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on any United States system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.
However, a fundamental change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a fundamental change under clause (1) or (4) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a national securities exchange or approved for listing on any United States system of automated dissemination of quotations of securities prices, and, as a result of the transaction or transactions, the Debentures become convertible into such common stock, depositary receipts or other certificates representing common equity interests and other applicable consideration.
“Continuing directors” means, as of any date of determination, any member of our board of directors who:
•	was a member of the board of directors on the date of the indenture; or

•	was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of the board at the time of new director’s nomination or election.
The definition of “fundamental change” includes a reference to the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries taken as a whole. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of Debentures to require us to repurchase the Debentures as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.
On or before the tenth business day after we know or reasonably should know of the occurrence of a fundamental change, we will provide to all record holders of the Debentures on the date of the fundamental change at their addresses shown in the register of the registrar and to beneficial owners to the extent required by applicable law, the trustee and the paying agent, a written notice of the occurrence of the fundamental change and the resulting repurchase right. Such notice shall state, among other things, the event causing the fundamental change and the procedures you must follow to require us to repurchase your Debentures.
The repurchase date will be a date specified by us in the notice of a fundamental change that is not less than 20 nor more than 35 calendar days after the date of the notice of a fundamental change.
To exercise your repurchase right, you must deliver, prior to 5:00 p.m., New York City time, on or before the twentieth business day after the effective date of the fundamental change, a written notice to the paying agent of your exercise of your repurchase right (together with the Debentures to be repurchased, if certificated Debentures have been issued). If you hold a beneficial interest in a global Debenture, your repurchase notice must comply with appropriate DTC procedures. The repurchase notice must state:
•	if you hold certificated Debentures, the Debentures certificate numbers;

•	the portion of the principal amount of the Debentures to be repurchased, which must be $1,000 or whole multiples thereof; and

•	that the Debentures are to be repurchased by us pursuant to the applicable provisions of the Debentures and the indenture.
You may withdraw your repurchase notice at any time prior to 5:00 p.m., New York City time, on the fundamental change repurchase date by delivering a written notice of withdrawal to the paying agent. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the Debentures listed in the repurchase notice. If you hold a beneficial interest in a global Debenture, your withdrawal notice must comply with appropriate DTC procedures. The withdrawal notice must state:
•	if you hold certificated Debentures, the certificate numbers of the withdrawn Debentures;

•	the principal amount of the withdrawn Debentures; and

•	the principal amount, if any, which remains subject to the repurchase notice.
Payment of the repurchase price for Debentures for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Debentures, together with necessary endorsements, to the paying agent, as the case may be. Payment of the repurchase price for the Debentures will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the Debentures, as the case may be.
If the paying agent holds on the business day immediately following the repurchase date cash sufficient to pay the repurchase price of the Debentures that holders have elected to require us to repurchase, then, as of the repurchase date:
•	the Debentures will cease to be outstanding and interest (including additional interest, if any) will cease to accrue, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the paying agent, as the case may be; and

•	all other rights of the holders of Debentures will terminate, other than the right to receive the repurchase price upon delivery or transfer of the Debentures.
In connection with any repurchase, we will, to the extent applicable:
•	comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Debentures;

•	file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the Debentures; and

•	comply with all other federal and state securities laws in connection with any offer by us to repurchase the Debentures.
This fundamental change repurchase right could discourage a potential acquirer of us. However, this fundamental change repurchase feature is not the result of our management’s knowledge of any specific effort to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by our management to adopt a series of anti-takeover provisions.
Our obligation to repurchase the Debentures upon a fundamental change would not necessarily afford you protection in the event of a certain transactions involving us that may adversely affect holders. In addition, we could in the future enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change but that would increase the amount of our (or our subsidiaries’) outstanding debt which could adversely affect our ability to service our then existing debt, including the Debentures.
Consolidation, Merger and Sale of Assets
The indenture provides that we may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, convey, transfer or lease our property and assets substantially as an entirety to another person, unless:
•	either (a) we are the continuing corporation or (b) the resulting, surviving or transferee person (if other than us) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the trustee, and a supplemental agreement, all of our obligations under the Debentures, the indenture and the registration rights agreement;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•	we have delivered to the trustee certain certificates and opinions of counsel if so requested by the trustee.
In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which we are not the continuing corporation, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of us, and we will be discharged from our obligations, under the Debentures, the indenture and the registration rights agreement.
This provision includes a reference to the sale, lease, transfer or conveyance of all or substantially all of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of Debentures to require us to repurchase the Debentures as a result of a sale, lease, transfer or conveyance of less than all of our assets may be uncertain.

An assumption by any person of our obligations under the Debentures and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Debentures for new Debentures by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.
Events of Default; Notice, Remedies and Waiver
The following are events of default under the indenture:
•	we fail to pay any interest (including additional interest, if any) on the Debentures when due and such failure continues for a period of 30 calendar days;

•	we fail to pay principal of the Debentures when due at maturity, or we fail to pay the redemption price or repurchase price in respect of any Debentures when due;

•	we fail to deliver cash and, if applicable, shares of our common stock (including any additional shares) and any interest make-whole, upon the conversion of any Debentures and such failure continues for five calendar days following the scheduled settlement date for such conversion;

•	we fail to provide notice of the anticipated effective date or actual effective date of a fundamental change on a timely basis as required in the indenture;

•	we fail to perform or observe any other term, covenant or agreement in the Debentures or the indenture (except for the covenants described in the first four and last bullets under this heading) for a period of 60 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding;

•	a failure to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity of, any indebtedness for borrowed money in excess of $30 million or its foreign currency equivalent of us or any of our “significant subsidiaries” (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X), and such failure or default continues for 30 calendar days after written notice of such failure or default is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding;

•	certain events involving our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of our “significant subsidiaries” (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X); or

•	we fail to comply with any of our covenants under the indenture that we will not, and will not permit any of our subsidiaries to: (i) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any indebtedness senior to or pari passu with the Debentures other than permitted indebtedness; or (ii) allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by us or any of our subsidiaries, other than permitted lien;, except, in the case of a breach of a covenant which is curable, only if such breach is in effect for thirty calendar days.
        Notice and Remedies
We are required to notify the trustee promptly upon becoming aware of the occurrence of any default under the indenture known to us. The trustee is then required, within the earlier of 30 calendar days of becoming aware of the occurrence of any default or 90 days after any default occurs, to give to the registered holders of the Debentures notice of all uncured defaults known to it. However, the trustee may withhold notice to the holders of the Debentures of any default, except defaults in payment of principal or interest (including additional interest, if any) on the Debentures, if the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred and including certain information about any consolidated leverage ratio indebtedness incurred by us in such fiscal year.
If an event of default specified in the second to last bullet point above involving our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of our “significant subsidiaries” occurs and continues with respect to us or any of our significant subsidiaries, the principal amount of the Debentures and accrued and unpaid interest (including additional interest, if any) on the outstanding Debentures will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures may declare the principal amount of the Debentures and accrued and unpaid interest (including additional interest, if any) on the outstanding Debentures to be due and payable. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of the Debentures by appropriate judicial proceedings.
After a declaration of acceleration, the holders of a majority in aggregate principal amount of the Debentures outstanding, by written notice to us and the trustee, may rescind and annul such declaration if:
•	the rescission would not conflict with any judgment or decree;

•	all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest (including additional interest, if any) that have become due solely by such declaration of acceleration, have been cured or waived; and

•	we have paid the compensation, expenses, disbursements and advances of the trustee, its agents and counsel.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of Debentures unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of Debentures may pursue any remedy with respect to the indenture or the Debentures unless:
(i)	such holder has previously given the trustee notice that an event of default is continuing;

(ii)	holders of at least 25% in principal amount of the outstanding Debentures have requested the trustee in writing to pursue the remedy;

(iii)	such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(iv)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(v)	the holders of a majority in principal amount of the outstanding Debentures have not given the trustee a direction inconsistent with such request within such 60-day period.
Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Debentures are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.

Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
Notwithstanding the foregoing, the sole monetary remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under the caption “Description of the Debentures — Reports,” for the failure to provide to the holders of the Debentures (or the common stock into which the Debentures have been converted) the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the Debentures at an annual rate equal to 0.50% of the principal amount of the Debentures. This additional interest will be in addition to any additional interest that may accrue as a result of a registration default as described below under the caption “Registration Rights” and will be payable in the same manner and subject to the same terms as other interest payable under the indenture. The additional interest will accrue on all outstanding Debentures from and including the date on which an event of default relating to a failure to comply with the above described reporting obligations in the indenture, a failure to provide information meeting the requirements of Rule 144A(d)(4), or a failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to but not excluding the 365th day thereafter (or such earlier date on which any of the foregoing described events of default have been cured or waived). On such 365th day (or earlier, if the any of the foregoing described events of default is cured or waived prior to such 365th day), such additional interest will cease to accrue and the Debentures will be subject to acceleration and other remedies under the indenture if the event of default is continuing. The provisions of the indenture described in this paragraph will not affect the rights of holders of Debentures in the event of the occurrence of any other event of default and will have no effect on the rights of holders of Debentures under the registration rights agreement.
        Waiver
The holders of a majority in aggregate principal amount of the Debentures outstanding by notice to the trustee may, on behalf of the holders of all the Debentures, waive (including, without limitation, waivers obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures) any existing default or event of default under the indenture and its consequences, except:
•	our failure to pay principal of or interest (including additional interest, if any) on any Debentures when due;

•	our failure to redeem or repurchase any Debenture as required by the indenture;

•	our failure to deliver cash, if applicable, shares of common stock (including any additional shares) and interest make-whole upon the conversion of any Debentures as required by the indenture; or

•	our failure to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding Debentures affected.
Modification
After a modification or amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.
        Changes Requiring No Approval
The indenture (including the terms and conditions of the Debentures) may be modified or amended by us and the trustee, without the consent of the holder of any Debentures, to, among other things:

•	to provide for uncertificated Debentures in addition to or in place of certificated Debentures; provided, however, that the uncertificated Debentures are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Debentures are described in Section 163(f)(2)(B) of the Code;

•	secure the Debentures;

•	provide for the assumption of our obligations to the holders of the Debentures in the event of a merger or consolidation, or sale, conveyance, transfer or lease of all or substantially all of our property and assets;

•	surrender any right or power conferred upon us;

•	add to our covenants for the benefit of the holders of the Debentures;

•	cure any ambiguity, omission, defect or inconsistency in the indenture; provided that such modification or amendment does not adversely affect the interests of the holders of the Debentures in any material respect;

•	make any provision with respect to matters or questions arising under the indenture that we may deem necessary or desirable and that shall not be inconsistent with provisions of the indenture; provided that such change or modification does not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of the Debentures in any material respect;

•	increase the conversion rate;

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	adding guarantees of obligations under the Debentures;

•	make any changes or modifications necessary in connection with the registration of the Debentures under the Securities Act as contemplated in the registration rights agreement; provided that such change or modification does not adversely affect the interests of the holders of the Debentures in any material respect; and

•	provide for a successor trustee.
        Changes Requiring Approval of Each Affected Holder
The indenture (including the terms and conditions of the Debentures) may not be modified or amended without the written consent or the affirmative vote of the holder of each Debenture affected by such change to:
•	extend the maturity of any Debentures;

•	reduce the rate of or extend the time for payment of interest (including additional interest, if any) on any Debentures;

•	reduce the principal amount of any Debentures;

•	reduce the amount payable upon redemption or repurchase of any Debentures;

•	impair the right of a holder to institute suit for payment of any Debentures;

•	change the currency in which any Debentures is payable;

•	change the redemption provisions in a manner adverse to the holders;

•	change our obligation to repurchase any Debentures at the option of the holder in a manner adverse to the holders;

•	change our obligation to repurchase any Debentures upon a fundamental change in a manner adverse to the holders;

•	except as provided in the indenture, adversely affect the right of a holder to convert any Debentures into cash, or reduce the number of shares of our common stock or any other property receivable upon conversion pursuant to the terms of the indenture;

•	reduce the percentage of the Debentures required for consent to any modification of the indenture that requires the consent of each affected holder;

•	provide for amendments to the conversion rights of holders of the Debentures and our repurchase obligations in connection with a fundamental change in the event of any reclassification of our common stock, merger or consolidation, or sale, lease, transfer, conveyance or other disposition of all or substantially all of our assets and those of our subsidiaries taken as a whole, including any adjustment described under “Description of the Debentures — Conversion After a Public Acquirer Change of Control” or any adjustments that specifically require consent of the holders of the Debentures as described under “Description of the Debentures—Conversion Procedures—Conversion Rate Adjustments”; or

•	change the provisions in the indenture that limit our ability to incur certain additional indebtedness and liens in any manner adverse to any Holder.
        Changes Requiring Majority Approval
Except as described in the two sections above, the indenture (including the terms and conditions of the Debentures) may be modified or amended with the written consent or affirmative vote (including, without limitation, consents or votes obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures) of the holders of a majority in aggregate principal amount of the Debentures then outstanding.
The consent of the holders of Debentures is not necessary under the indenture to approve the particular form of any proposed modification or amendment which requires the approval of any of the holders of the Debentures. It is sufficient if such consent approves the substance of the proposed modification or amendment.
        Debentures Not Entitled to Consent
Any Debentures held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding Debentures have consented to a modification, amendment or waiver of the terms of the indenture.
Repurchase and Cancellation
We may, to the extent permitted by law, repurchase any Debentures in the open market or by tender offer at any price or by private agreement. Any Debentures repurchased by us may, at our option, be surrendered to the trustee for cancellation, or we may elect to have such repurchased Debentures remain outstanding. We have agreed with the Purchasers that we will not (and will use reasonable best efforts not to permit any of our affiliates to) resell any of the Debentures or shares of our common stock that may be issued upon conversion of the Debentures acquired by any of them except in transactions registered under the Securities Act.
Satisfaction and Discharge
We may discharge our obligations under the indenture governing the Debentures while Debentures remain outstanding, subject to certain conditions, if all outstanding Debentures have become due and payable and we have deposited with the trustee an amount sufficient to pay and discharge all such outstanding Debentures.
No Personal Liability of Managers, Directors, Officers, Employees and Stockholders
No manager, director, officer, employee, incorporator, member, agent, subsidiary or stockholder of us, as such, will have any liability for any of our obligations under the Debentures or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures.
Reports
We shall deliver to the trustee, within 15 days after filing with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. For the avoidance of doubt, the foregoing is not intended to create any obligation to file reports timely with the SEC.
Information Concerning the Trustee and Common Stock Transfer Agent and Registrar
We have appointed Wells Fargo Bank, National Association, the trustee under the indenture, as paying agent, conversion agent, Debentures registrar and custodian for the Debentures. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the Debentures, the trustee must eliminate such conflict or resign.
Mellon Investor Services LLC is the transfer agent and registrar for our common stock.
Governing Law
The Debentures and the indenture are governed by, and construed in accordance with, the laws of the State of New York.
Calculations in Respect of the Debentures
Except as otherwise provided herein, we will be responsible for making all calculations called for under the Debentures. These calculations include, but are not limited to, determinations of the sale price of our common stock, accrued interest payable on the Debentures and the conversion rate and conversion price. We or our agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on holders of the Debentures. We will provide a schedule of these calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward these calculations to any holder of the Debentures upon the request of that holder.

Form, Denomination and Registration
The Debentures were issued:
•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.
Global Debentures, Book-Entry Form
The Debentures are evidenced by one or more global Debentures. We deposited the global Debenture with the trustee as custodian thereof and registered the global Debenture in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global Debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Beneficial interests in a global Debenture may be held through organizations that are participants in DTC (called “participants”). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in a global Debenture to such persons may be limited.
Beneficial interests in a global Debenture held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global Debenture, Cede & Co. for all purposes will be considered the sole holder of such global Debenture. Except as provided below, owners of beneficial interests in a global Debenture:
•	are not entitled to have certificates registered in their names;

•	will not receive physical delivery of certificates in definitive registered form; and

•	are not considered holders of the global Debenture.
We will pay principal of, premium, if any, and interest (including additional interest, if any) on, and the redemption price and the repurchase price of, a global Debenture to Cede & Co., as the registered owner of the global Debentures, by wire transfer of immediately available funds on the maturity date, each interest payment date or the redemption or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:
•	for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global Debenture; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
DTC will take any action permitted to be taken by a holder of the Debentures, including the presentation of the Debentures for conversion, only at the direction of one or more participants to whose account with DTC interests in the global Debentures are credited, and only in respect of the principal amount of the Debentures represented by the global Debentures as to which the participant or participants has or have given such direction.

DTC is:
•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
DTC’s procedures facilitate transfers of interests in a global Debenture among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. We will issue the Debentures in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global Debenture may be exchanged for definitive certificated Debentures upon request by or on behalf of DTC in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under such Debentures or the indenture. The indenture permits us to determine at any time and in our sole discretion that Debentures shall no longer be represented by global Debentures. In such event, under DTC’s current practices, it would notify its participants of our request, but would only withdraw beneficial interests from the global Debenture at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.
Neither we, the trustee, registrar, paying agent nor conversion agent have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
CERTAIN REQUIREMENTS AND LIMITATIONS
ARISING FROM OUR SALE OF THE DEBENTURES
In connection with our sale of the Debentures to the Purchasers, we entered into certain agreements with the Purchasers that will limit our ability to issue certain of our securities or file certain registration statements for identified periods of time. These requirements and limitations are summarized in the paragraphs that follow, and are more fully described in the Securities Purchase Agreement. These summaries are not complete and are qualified in their entirety by reference to the copy of the Securities Purchase Agreement filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on May 16, 2008 which has been incorporated herein.
Additional Debentures and Variable Securities
We have agreed with the Purchasers that for so long as any Debentures remain outstanding, we will not (i) issue any Debentures other than to the Purchasers or issue any other securities that would cause a breach or default under the Debentures, (ii) issue or sell (other than in connection with any rights plan of the company) any rights, warrants or options to subscribe for or purchase our common stock or directly or indirectly convertible into or exchangeable or exercisable for our common stock at a price which varies or may vary with the market price of our common stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable conversion price of the Debentures.

Lock-Up Period
We have agreed with the Purchasers that for a period of 180 days after May 16, 2008, which we refer to as the lock-up period, we will not, subject to the exceptions summarized below, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of our common stock, or any of our securities that are substantially similar to the Debentures or to our common stock, or any of our securities that are convertible into or exchangeable for or that represent the right to receive shares of our common stock, or sell or grant options, rights or warrants with respect to our common stock, any of our securities that are substantially similar to the Debentures or to our common stock, or securities convertible into or exchangeable for our common stock (other than the Debentures), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of our common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of our common stock or securities convertible, exercisable or exchangeable into shares of our common stock or (iv) publicly disclose the intention to do any of the foregoing.
The lock-up period limitations do not apply to any of the following: (a) our sale of Debentures, (b) any sale of our common stock at a price at or in excess of the volume weighted average price of our common stock on May 15, 2008, (c) the issuance of our common stock in specified amounts and at specified prices in connection with the acquisition of DeepOcean, (d) the issuance of shares of our common stock, pursuant to employee benefit plans, stock option plans or other compensation or incentive plans existing on May 14, 2008 or pursuant to currently outstanding options, warrants or rights or pursuant to any acquisition or other business combination to be consummated after the lock-up period, (e) the grant of options pursuant to option plans existing on May 14, 2008 or pursuant to any acquisition or other business combination to be consummated after the lock-up period, (f) the issuance of shares of our common stock in partial or full exchange for vessels or boats, or the acquisition of a business entity the majority of whose assets are vessels or boats, to be used in its ongoing business operations during the lock-up period, or (g) the filing of any registration statement on Form S-8, or any registration statement on Form S-3 required to be filed under the registration rights agreements we entered into dated September 9, 2005 and February 7, 2007 or any registration statement on Form S-3 relating solely to the resale of any shares of our common stock upon conversion of the Debentures.
Registration Statements
We have agreed with the Purchasers that we will not, directly or indirectly, file any registration statement with the SEC other than the registration statement of which this prospectus is a part until the earlier to occur of (i) the trading day following the date the registration statement of which this prospectus is a part is declared effective by the SEC and (ii) the date the Debentures and the shares of our common stock issuable upon conversion of the Debentures can be sold without restriction pursuant to Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1).
Participation Right
We have agreed with the Purchasers that after May 14, 2008, if we conduct any offer, sale, grant of any option to purchase, or other disposition of any of our or our subsidiaries’ equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of our common stock or common stock equivalents, which we refer to as a subsequent placement, we will not, directly or indirectly, effect any subsequent placement unless we first offer to issue and sell to or exchange with the Purchasers in the aggregate up to thirty five percent (35%) of the securities offered in the subsequent placement, allocated among the Purchasers. The Purchaser’s right to participate in a subsequent placement will continue in effect until the date that is (i) in the event the price per share of our common stock that is offered in a subsequent placement is equal to or exceeds the then applicable conversion price of the Debentures, the first year anniversary of the date on which the registration statement of which this prospectus is a part is declared effective by the SEC or (ii) in the event the price per share of our common stock that is offered in a subsequent placement is less than the then applicable conversion price of the Debentures, the second year anniversary of the date on which the registration statement of which this prospectus is a part is declared effective by the SEC.
REGISTRATION RIGHTS
Purchasers of Debentures
In connection with the private placement of the Debentures, we entered into a resale registration rights agreement with the Purchasers of the Debentures for the benefit of the holders of the Debentures. We refer to the Debentures and the common stock issuable on exchange, or purchase of the Debentures as “registrable securities.” Pursuant to the agreement, we agreed, at our expense, to:
•	use reasonable best efforts to cause our registration statement to become effective by August 14, 2008 if the registration statement is not subject to a full review by the SEC, and by September 13, 2008 if the registration statement is subject to full review by the SEC; and

•	use reasonable best efforts to keep the registration statement effective (such period being referred to as the required effectiveness period) until the earliest of:
(1)	the date when all of the transfer restricted registrable securities have been sold pursuant to the registration statement or pursuant to Rule 144 under the Securities Act;

(2)	the date when the transfer restricted registrable securities are eligible to be sold immediately (other than by our affiliates) under Rule 144 under the Securities Act without the requirement to be in compliance with Rule 144(c)(1); or

(3)	or the date when all of the transfer restricted registrable securities have ceased to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).
We are permitted to suspend the effectiveness of the registration statement or the use of the prospectus that is part of the registration statement during specified periods (not to exceed 45 days in any 90-day period, and not to exceed an aggregate of 90 days in any 360-day period) in specified circumstances, including circumstances relating to pending corporate developments. We need not specify the nature of the event giving rise to a suspension in any notice to holders of the Debentures of the existence of a suspension.
If we do not meet the identified filing deadline, if the registration statement is not declared effective by the SEC by the required dates, if the registration statement is filed and declared effective but ceases to be effective or fails to be usable for its intended purpose for certain time periods subject to certain permitted exceptions, if the effectiveness of the registration statement is suspended and the suspension periods exceed the number of permitted days as described above, each of these circumstances being referred to as a registration default, we will be required to pay additional interest on the principal amount of the Debentures that are then outstanding and that have not been converted, at a rate to each holder of Debentures equal to one-half of one percent (0.50%) per each thirty (30) day period of such registration default beginning on and including the day following the commencement of such registration default to but excluding the earlier of (i) the day on which such registration default has been cured and (ii) the required effectiveness period.
The following requirements and restrictions will generally apply to a holder selling the securities pursuant to the registration statement:
•	the holder will be required to be named as a selling security holder in the related prospectus;

•	the holder will be required to deliver a prospectus to purchasers;

•	the holder will be subject to some of the civil liability provisions under the Securities Act in connection with any sales; and

•	the holder will be bound by the provisions of the registration rights agreement which are applicable to the holder (including indemnification obligations).
Promptly upon request from any holder of registrable securities, we will provide a form of notice and questionnaire required to be completed and delivered by that holder to us by May 31, 2008 (or, in the case of a holder that is a transferee of the transfer restricted registrable securities, five (5) business days after the completion of the transfer of the transfer restricted registrable securities to the transferee but in no event later than 9:00 a.m., New York City time, ten (10) business days prior to the effectiveness of the registration statement. If we receive from a holder of registrable securities a completed questionnaire, together with such other information as may be reasonably requested by us, after the effectiveness of, the registration statement, we will, within twenty (20) business days of such receipt, file an amendment to the registration statement or supplement to the related prospectus to permit the holder to deliver a prospectus to purchasers of registrable securities. Any holder that does not complete and deliver a questionnaire or provide such other information will not be named as a selling security holder in this prospectus and therefore will not be permitted to sell any registrable securities under the registration statement.
This summary of the registration rights agreement with the Purchasers of the Debentures is not complete. This summary is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. See “Incorporation of Certain Documents by Reference” for information on obtaining a copy of the registration rights agreement with the Purchasers of the Debentures.
West Supply
In connection with the private placement of the Phantom Stock Units, we entered into a resale registration rights agreement with West Supply. Pursuant to the agreement, we agreed, at our expense, to:
•	use commercially reasonable efforts to cause the number of shares of our common stock issuable upon exercise of the Phantom Stock Units designated by West Supply to be included in the registration statement of which this prospectus is a part or a subsequent registration statement that we file in the future in connection with an underwritten public offering;

•	prepare and file the applicable registration statement, as expeditiously as reasonably possible;

•	in an underwritten public offering, enter into and perform our obligations under an underwriting agreement in usual and customary form; and

•	use our commercially reasonable efforts to cause such registration statement to become effective and to remain effective for so long as required by the Securities Act to complete the distribution of securities registered thereby.
We have the right to terminate or withdraw any registration statement we initiate prior to effectiveness thereof. In addition, if we determine in good faith that legal restrictions or other limitations or factors require a limitation of the shares of our common stock to be included in the registration statement of which this prospectus is a part, then we may exclude any or all of the shares of common stock issuable upon exercise of the Phantom Stock Units to which the registration rights apply from such registration statement. The shares that will be included in the registration statement of which this prospectus is a part will be allocated as follows:
•	first, to the Purchasers of the Debentures or their transferees;

•	second to West Supply, and any other security holder with the right to request inclusion of our securities held by it to which registration rights apply, on a pro rata basis based on the total number of shares of our common stock then held by West Supply and such other security holders; provided, however, that if any other security holder has priority rights over the rights of West Supply by virtue of an agreement with us that we entered into prior to the date we entered into the registration rights agreement with West Supply, such other security holder will have priority over West Supply with respect to such registration.
Our obligations under the registration rights agreement with West Supply terminate with respect to any of our securities held by West Supply to which the registration rights apply that may be sold in a single transaction without registration under Rule 144 and Regulation S under the Securities Act.
This summary of the registration rights agreement with West Supply is not complete. This summary is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. See “Incorporation of Certain Documents by Reference” for information on obtaining a copy of the registration rights agreement with West Supply.
DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of twenty-five million shares of common stock, $0.01 par value per share, and five million shares of preferred stock, $0.01 par value per share, issuable in series. As of June 9, 2008, 15,106,121 shares of our common stock were issued and outstanding, no shares of preferred stock were issued or outstanding, 774,585 shares of our common stock were reserved for issuance under the Trico Marine Services, Inc. Amended and Restated 2004 Stock Incentive Plan, 494,074 shares of our common stock were reserved for issuance upon exercise of our warrants, up to 7,422,069 shares of our common stock were reserved for issuance upon conversion of the Debentures, and 1,581,902 shares of our common stock were reserved for issuance upon exercise of phantom stock units. Our common stock is listed on The NASDAQ Global Market under the symbol “TRMA.”
The following description of our capital stock is qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws, copies of which are filed as exhibits to our Current Reports on Form 8-K filed on March 16, 2005 and April 10, 2007, respectively, which are incorporated by reference into this prospectus. References in this prospectus to our certificate of incorporation or bylaws means our certificate of incorporation and bylaws as amended.
Common Stock
Each holder of common stock is entitled to one vote for each share of common stock held of record on all matters on which stockholders are entitled to vote; stockholders may not cumulate votes for the election of directors. Subject to the prior rights and preferences, if any, applicable to shares of the preferred stock that may be issued by us, holders of our common stock shall be entitled to receive such dividends as may be declared thereon by our board of directors at any time and from time to time. We have never paid cash dividends on our common stock and do not anticipate paying dividends for the foreseeable future. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of our company, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of preferred stock, the holders of our common stock shall be entitled to receive all of our remaining net assets available for distribution to our stockholders, ratably in proportion to the number of shares of our common stock held by them.
Preferred Stock
Our board of directors has the authority, without approval of our stockholders, to issue shares of preferred stock in one or more series and to fix the designation, number of shares and rights, preferences and limitations of each series. The affirmative vote of at least five directors is required to approve any issuance of preferred stock. We may issue preferred stock only for cash consideration. Among the specific matters that may be determined by our board of directors are the dividend rights, the redemption price, if any, the terms of a sinking fund, if any, the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, conversion rights, if any, and voting powers, if any. Holders of our preferred stock shall not be entitled to vote separately as a class with respect to any amendment to our certificate of incorporation (as amended) to increase the number of authorized shares of preferred stock.
Warrants
Our Series A Warrants are exercisable until March 15, 2010 for, in the aggregate, 499,429 shares of our common stock, with a per share exercise price of $18.75. As of the date of this prospectus, 494,074 Series A Warrants remain outstanding.
Certain Charter and Bylaw Provisions
          Classified Board of Directors.
Our board of directors consists of three staggered classes of directors, to be as nearly equal in size as is possible, with each class to be elected by the holders of our common stock at every third annual meeting subsequent to the meeting at which they were duly elected.
          Board of Directors.
Our certificate of incorporation provides that the number of directors shall be seven and shall thereafter be enlarged or reduced only with the approval of the holders of at least two-thirds of the voting power of all outstanding shares of our capital stock. Pursuant to our certificate of incorporation, a vote of a majority of all of our then-outstanding shares of capital stock entitled to vote at an election of directors is required to remove a director with cause and a vote of two-thirds of all of our then-outstanding shares of capital stock entitled to vote at an election of directors is required to remove a director without cause. Our certificate of incorporation also provides that newly created directorships resulting from an increase in the size of our board of directors and any vacancy occurring on our board of directors as a result of the removal of a director shall be filled by vote of our stockholders.
          Stockholder Action by Unanimous Consent.
Our certificate of incorporation provides that stockholder action may be taken only at an annual or special meeting of our stockholders or by unanimous written consent of our stockholders. As a result, our stockholders may not act upon any matter except at a duly called meeting or by unanimous written consent.
          Amendments to the Certificate of Incorporation and Bylaws.
Effective as of March 15, 2008, the affirmative vote of the holders of at least a majority of the voting power of all of our then-outstanding shares of capital stock shall be required to adopt, amend or repeal our certificate of incorporation, except with respect to those provisions of our certificate of incorporation relating to actions requiring the approval of the holders of at least two-thirds of the voting power of all of our then-outstanding shares of capital stock, which provisions may only be adopted, amended or repealed upon the affirmative vote of the holders of at least such two-thirds voting power. At any time, the affirmative vote of at least two-thirds of the voting power of all of our then-outstanding shares of capital stock shall be required to adopt, amend or repeal our bylaws. Our board of directors can adopt, amend or repeal our bylaws at any time.
          Advance Notice of Stockholder Nominations and Stockholder Business.
Our bylaws permit our stockholders to nominate a person for election as a director or bring other matters before a stockholders’ meeting only if such stockholder (i) is a stockholder of record at the time of giving of notice required by our bylaws, (ii) shall be entitled to vote at such meeting and (iii) complies with the notice procedures set forth in our bylaws and described in more detail below.

          Stockholder Proposals.
Notice from a stockholder intending to propose business (other than the nomination of directors) at a meeting of our stockholders must be furnished to our corporate secretary not less than 120 days prior to the anniversary date of the proxy statement for the preceding annual meeting of our stockholders if the stockholder wishes to have his proposal included in our proxy statement for our annual meeting, or not less than 30 days prior to the anniversary date of the proxy statement for the preceding annual meeting of our stockholders otherwise, subject to certain exceptions applicable principally to special meetings. The stockholder’s notice to our corporate secretary must contain as to each matter (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business, (iii) the acquisition date, the class and the number of shares of our voting stock which are owned beneficially by the stockholder, (iv) any material interest of the stockholder in such business and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting.
          Stockholder Nominations.
In the case of nominations for directors, the notice from the stockholder must be furnished to our corporate secretary, in the case of an annual meeting, not less than 30 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of our stockholders and, in the case of a special meeting, not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such notice must also include as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected). Such notice must also set forth: (i) the name and address, as they appear on our books, of the stockholder making such nomination, and (ii) the class and the number of shares of our voting stock which are owned beneficially by the stockholder. At the request of any officer of our company, any person nominated by our board of directors for election as a director shall furnish to our corporate secretary the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.
With respect to a nomination for a director, the chairman of the meeting of stockholders shall, if facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures set forth in our bylaws. If the Chairman of our board of directors should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.
          Special Meetings of the Stockholders.
Our bylaws permit special meetings of stockholders to be called for any purpose or purposes by the Chairman of our board, by our Chief Executive Officer, or by a majority of our board of directors. Our bylaws also require our Secretary to call a special meeting within fifteen days of receipt of a request from any three or more holders of record of our capital stock entitled to vote at such meeting, provided that: (i) each such holder is unaffiliated with the other and hold at least 1% of such stock, and (ii) that holders collectively hold at least 30% of such stock in the aggregate. Such notice is required to state the business proposed to be transacted at the special meeting, and business transacted at a special meeting shall be confined to the purpose(s) stated in such notice. Written notice of the place, date, hour and purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. The notice may be delivered either personally or by mail.

          Section 203 of the DGCL.
We are not subject to Section 203 of the Delaware General Corporation Law, which prohibits Delaware corporations from engaging in a wide range of specified transactions with any interested stockholder, defined to include, among others, any person other than such corporation and any of its majority owned subsidiaries who own 15% or more of any class or series of stock entitled to vote generally in the election of directors, unless, among other exceptions, the transaction is approved by (i) our board of directors prior to the date the interested stockholder obtained such status or (ii) the holders of two thirds of the outstanding shares of each class or series of stock entitled to vote generally in the election of directors, not including those shares owned by the interested stockholder.
          Limitation on Foreign Ownership of Our Stock.
Our restated certificate of incorporation provides that no shares held by or for the benefit of persons who are non-U.S. citizens that are determined, collectively with all other shares so held, to be in excess of 24.99% of our outstanding capital stock (or any class thereof) are entitled to vote or to receive or accrue rights to any dividends or other distributions of assets paid or payable to the other holders of our capital stock. Those shares determined to be in excess of 24.99% shall be the shares determined by our board of directors to have become so owned most recently. In addition, our restated certificate of incorporation provides that, at the option of our board, we may redeem such excess shares for cash or for promissory notes of our company with maturities not to exceed ten years and bearing interest at the then-applicable rate for U.S. treasury instruments of the same tenor. U.S. law currently requires that less than 25% of the capital stock of our company (or of any other provider of domestic maritime support vessels) may be owned directly or indirectly by persons who are non-U.S. citizens. Ownership of 25% or more of our capital stock by non-U.S. citizens could result in the loss of our permits to engage in coastwise trade.
          Potential Anti-Takeover Effects.
The separation of our board of directors into classes, the super-majority requirement for amending our certificate of incorporation and bylaws and for increasing the size of our board, the limitation of stockholder action by written consent to situations where such action is unanimous and the existence of authorized but unissued common stock and undesignated preferred stock each may have the effect of delaying, deferring or preventing a change in control of our company, and thereby protecting the continuity of our management.
Transfer agent and registrar
Our transfer agent and registrar for the common stock is Mellon Investor Services LLC.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income tax consequences of the ownership of the Debentures, the shares of common stock into which the Debentures may be converted and the shares of common stock into which the Phantom Stock Units are exercisable, as of the date hereof. This summary deals only with a Debenture or share of common stock held as a capital asset (generally, property held for investment). The summary is based upon the provisions of the Internal Revenue Code of 1986 (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be subject to different interpretations or may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their particular circumstances. This summary does not deal with special situations, such as:

•	tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding Debentures or shares of common stock as a part of a hedging, integrated, conversion or constructive sale transaction, a straddle or other risk reduction transaction;

•	tax consequences to U.S. holders (as defined below) of Debentures or shares of common stock whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors in partnerships and other pass-through entities;

•	alternative minimum tax consequences, if any;

•	tax consequences to expatriates and certain former U.S. citizens or long-term residents of the United States;

•	estate or gift tax consequences; and

•	any state, local or foreign tax consequences.
If you are considering the purchase of Debentures or shares of common stock, you should consult your tax advisor concerning the U.S. federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.
As used herein, the term “U.S. holder” means a beneficial owner of Debentures or shares of common stock that is, for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
A “non-U.S. holder” is a beneficial owner of Debentures or shares of common stock (other than a partnership) that is not a U.S. holder. If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) holds the Debentures or common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding the Debentures or common stock, you should consult your own tax advisors.

Consequences to U.S. Holders
          Payment of Interest
Interest on a Debenture will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your usual method of accounting for tax purposes.
          Additional Payments
We may be required to pay additional amounts to you in certain circumstances described above under the heading “Registration Rights.” Because we believe that the likelihood that we will be obligated to make any such additional payments is remote, we intend to take the position (and this discussion assumes) that the Debentures will not be treated as contingent payment debt instruments due to the possibility of such additional amounts. Assuming our position is respected, additional amounts will generally be taxable to you at the time such payments are received or accrued in accordance with your usual method of accounting for tax purposes.
          Market Discount
If you purchase a Debenture for an amount that is less than its issue price, subject to a de minimis exception you will be treated as having purchased the Debenture at a “market discount.” In such case, you will be required to treat any gain realized on the sale, exchange, retirement or other disposition of the Debenture as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount accrued on the Debenture while held by you and not previously included in income; you also may be required to defer the deduction of all or a portion of any interest paid or accrued on indebtedness incurred or maintained to purchase or carry the Debenture. Alternatively, you may elect (with respect to the Debenture and all your other market discount obligations) to include market discount in income currently as it accrues. Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of the Debenture, unless you elect to accrue market discount on a constant yield to maturity basis
          Amortizable Bond Premium
If you purchase a Debenture for an amount in excess of its principal amount, you will be treated as having purchased the Debenture with “amortizable bond premium” equal in amount to such excess. You may elect (with respect to the Debenture and all your other obligations with amortizable bond premium) to amortize such premium using a constant yield method over the remaining term of the Debenture and may offset interest income otherwise required to be included in respect of the Debenture during any taxable year by the amortized amount of such excess for the taxable year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the IRS. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on the disposition of the Debenture.
          Constant Yield Method
In lieu of accounting for market discount and amortizable bond premium separately, you may elect to include in income all interest that accrues on the Debenture (including market discount and adjusted for amortizable bond premium) using a constant yield method. Such an election could, in some instances, affect the timing of the inclusion of interest income and the treatment of market discount or amortizable bond premium. You should consult your own tax advisors as to the desirability and effects of such an election.
          Sale, Exchange, Redemption or Other Disposition of Debentures
Except as provided below under “Certain United States Federal Income Tax Considerations — Exchange of Debentures into Cash or Common Stock and Cash” you will generally recognize gain or loss upon the sale, exchange, redemption or other disposition of a Debenture equal to the difference between the amount realized upon the sale, exchange, redemption or other disposition and your adjusted tax basis in the Debenture. Your tax basis in a Debenture will generally be equal to the amount you paid for the Debenture, increased by any market discount included in gross income with respect to the Debenture and decreased by any amortizable bond premium and any payments received on the Debenture other than qualified stated interest. For these purposes, the amount realized does not include any amount attributable to accrued interest, which amount would be taxable as interest (to the extent not previously included in your income) as described under “Certain United States Federal Income Tax Considerations — Payment of Interest” above. Any gain you recognize on a taxable disposition of the Debenture generally will be capital gain, except to the extent that there is accrued market discount on the Debenture that has not previously been included in your income, which will be treated as ordinary income as described under “Certain United States Federal Income Tax Considerations —Market Discount” above. Any capital gain or loss will be long-term capital gain or loss if you have held the Debenture for more than one year. Long-term capital gains of non-corporate holders currently are subject to reduced rates of taxation. Your ability to deduct capital losses may be limited.
          Exchange of Debentures into Cash or Common Stock and Cash
If you receive solely cash in exchange for your Debentures upon conversion, your gain or loss generally will be determined in the same manner as if you disposed of the Debenture in a taxable disposition (as described above under “Certain United States Federal Income Tax Considerations — Sale, Exchange, Redemption or Other Disposition of Debentures”).
If you convert your Debentures into a combination of cash and stock, the tax treatment is not entirely certain. It is likely that the conversion will be treated as a recapitalization. Under such treatment, you will recognize gain, but not loss, equal to the excess, if any, of the fair market value of the common stock and cash received (except to the extent of amounts received with respect to accrued but unpaid interest, which will be treated as such, and cash received in lieu of a fractional share) over your adjusted tax basis in the Debenture (other than basis that is allocable to a fractional share), but in no event will the gain recognized exceed the amount of such cash received. Any such gain generally will be capital gain, except to the extent of any accrued market discount not previously included in income, which will be treated as ordinary income as discussed under “Certain United States Federal Income Tax Considerations —Market Discount,” above. You will recognize gain or loss on the receipt of cash in lieu of a fractional share in an amount equal to the difference between the amount of cash you receive in respect of the fractional share and the portion of your adjusted tax basis in the Debenture that is allocable to the fractional share. The aggregate tax basis of the shares of common stock received upon a conversion, other than any shares of common stock received with respect to accrued but unpaid interest, will equal the adjusted tax basis of the Debenture that was converted (excluding the portion of the tax basis that is allocable to any fractional share), reduced by the amount of any cash received (other than cash received in lieu of a fractional share) and increased by the amount of gain, if any, recognized (other than with respect to a fractional share or cash received with respect to accrued but unpaid interest). Your holding period for these shares of common stock will include the period during which you held the Debentures. The tax basis of any shares of common stock received with respect to accrued but unpaid interest upon conversion will equal the then-current fair market value of that common stock. Your holding period for these shares of common stock will commence on the day after receipt.
Alternatively, it is possible that the conversion could be treated as a partial taxable sale of the Debenture and a partial tax-free conversion of the Debenture. You should consult your tax advisor regarding the U.S. federal income tax consequences to you of the receipt of both cash and common stock upon conversion of a Debenture.
          Constructive Distributions
The conversion rate of the Debentures will be adjusted in certain circumstances as described in “Description of the Debentures — Conversion Procedures — Conversion Rate Adjustments.” Such adjustments (or failures to make adjustments) may in some circumstances result in a deemed distribution to holders of Debentures (or our common stock). Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Debentures, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the Debentures (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) may not qualify as being pursuant to a bona fide reasonable adjustment formula. In such case, you will be deemed to have received a distribution even though you have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in the manner described below under “Certain United States Federal Income Tax Considerations — Dividends.” It is not clear whether a constructive dividend deemed paid to you would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends.
          Dividends
Distributions, if any, made on our common stock generally will be included in income as ordinary dividend income to the extent of our current and accumulated earnings and profits. However, with respect to individuals, for taxable years beginning before January 1, 2011, such dividends are generally taxed at the lower applicable long-term capital gains rates provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.
          Sale, exchange, redemption or other taxable disposition of common stock
Upon the sale, taxable exchange, certain redemptions or other taxable disposition of our common stock, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) your adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by non-corporate holders generally are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
          Possible effect of the change in conversion after a public acquirer change of control
In certain situations, we may provide for the conversion of the Debentures into shares of a public acquirer (as described above under “Description of the Debentures — Conversion Procedures — Conversion After a Public Acquirer Change of Control”). Depending on the circumstances, such adjustments could result in a deemed taxable exchange to a holder and the modified Debenture could be treated as newly issued at that time. You should consult your tax advisor regarding the potential tax consequences of such a deemed exchange and the subsequent settlement of such a modified Debenture.
          Information reporting and backup withholding
Information reporting requirements generally will apply to payments of interest on the Debentures and dividends on shares of common stock and to the proceeds of a sale of a Debenture or share of common stock paid to you, unless you are an exempt recipient, such as a corporation. Backup withholding will apply to those payments if you fail to provide your taxpayer identification number or otherwise fail to comply with applicable requirements to establish an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished timely to the Internal Revenue Service.

Consequences to Non-U.S. Holders
          Payments of Interest
The 30% U.S. federal withholding tax will not be applied to any payment to you of interest (including additional interest payable under the registration rights agreement) provided that:
•	interest paid on the Debenture is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	you are not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	(a) you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an Internal Revenue Service Form W-8BEN (or other applicable form)) or (b) you hold your Debentures through certain foreign intermediaries or certain foreign partnerships, and you and they satisfy the certification requirements of applicable Treasury regulations; and

•	you are not a bank whose receipt of interest on the Debentures is described in Section 881(c)(3)(A).
Special certification rules apply to non-U.S. holders that are pass-through entities.
If you cannot satisfy the requirements described above, payments of interest (including additional interest payable under the registration rights agreement) will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) Internal Revenue Service Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) Internal Revenue Service Form W-8ECI (or other applicable form) stating that interest paid on the Debentures is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. If you are engaged in a trade or business in the United States and interest on the Debentures is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then (although you will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) you will generally be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.
          Dividends and Constructive Distributions
Any dividends paid to you with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, see “Certain United States Federal Income Tax Considerations — Consequences to U.S. Holders — Constructive Distributions” above) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. In the case of any deemed dividend, it is possible that the U.S. federal tax on this dividend would be withheld from interest, shares of your common stock or sales proceeds subsequently paid or credited to you. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.
          Sale, Exchange, Redemption, Conversion or Other Disposition of Debentures or Shares of Common Stock
Gain on the sale, exchange, redemption or other taxable disposition of a Debenture (as well as upon the conversion of a Debenture into cash or into a combination of cash and stock) or common stock generally will not be subject to U.S. federal income tax unless:
•	that gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes during the shorter of your holding period or the 5-year period ending on the date of disposition of the Debentures or common stock, as the case may be.
If you are described in the first bullet point above, you will be subject to tax on the net gain derived from the sale, exchange, redemption, conversion or other taxable disposition under regular graduated U.S. federal income tax rates. If you are a foreign corporation that falls under the first bullet point above, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty.
If you are described in the second bullet point above, you will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption, conversion or other taxable disposition, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States.
We believe that we are not and do not anticipate becoming a USRPHC for U.S. federal income tax purposes. Even if we are or were to become a USRPHC, so long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. holder who owns within the time period described in the third bullet point above (i) more than 5% of the Debentures if the Debentures are regularly traded on an established securities market, (ii) Debentures with a value greater than 5% of our common stock as of the latest date such Debentures were acquired if the Debentures are not regularly traded on an established securities market, or (iii) actually or constructively, more than 5% of our common stock, will be subject to U.S. tax under the third bullet point above on the disposition thereof. It is uncertain whether the Debentures will be considered to be “regularly traded on an established securities market” for purposes of the test described in (i), above.
Any stock which you receive on the sale, exchange, redemption, conversion or other disposition of a Debenture which is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under “Certain United States Federal Income Tax Considerations–Consequences to Non-U.S. Holders — Payments of Interest.”

          Information reporting and backup withholding
Generally, we must report annually to the Internal Revenue Service and to you the amount of interest and dividends paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
In general, you will not be subject to backup withholding with respect to payments of interest or dividends that we make to you, provided the statement described above in the last bullet point under “Certain United States Federal Income Tax Considerations–Consequences to Non-U.S. Holders — Payments of Interest” has been received (and we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code, that is not an exempt recipient).
In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a Debenture or share of common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received (and we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code, that is not an exempt recipient) or you otherwise establish an exemption.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the Internal Revenue Service.
PLAN OF DISTRIBUTION
We are registering the Debentures, the shares of common stock issuable upon conversion of the Debentures and the shares of common stock issuable upon exercise of the Phantom Stock Units to permit the resale of these Debentures and shares of common stock by the holders of the Debentures and the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the Debentures, the shares of common stock issuable upon conversion of the Debentures or the shares of common stock issuable upon exercise of the Phantom Stock Units. We will bear all fees and expenses incident to our obligation to register the Debentures, the shares of common stock issuable upon conversion of the Debentures and the shares of common stock issuable upon exercise of the Phantom Stock Units.
The selling security holders may sell all or a portion of the Debentures, shares of common stock issuable upon conversion of the Debentures or the shares of common stock issuable upon exercise of the Phantom Stock Units beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents. If the Debentures, shares of common stock issuable upon conversion of the Debentures or the shares of common stock issuable upon exercise of the Phantom Stock Units are sold through broker-dealers, the selling security holders will be responsible for agent’s commissions. The Debentures, the shares of common stock issuable upon conversion of the Debentures and the shares of common stock issuable upon exercise of the Phantom Stock Units may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
If the selling security holders effect such transactions by selling Debentures, common stock issuable upon conversion of the Debentures or common stock issuable upon exercise of the Phantom Stock Units to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the Debentures or such common stock, as applicable, for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock issuable upon conversion of the Debentures or upon exercise of the Phantom Stock Units or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock issuable upon conversion of the Debentures or upon exercise of the Phantom Stock Units in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock issuable upon conversion of the Debentures or upon exercise of the Phantom Stock Units short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling security holders may also loan or pledge the Debentures, shares of common stock issuable upon conversion of the Debentures or the shares of common stock issuable upon exercise of the Phantom Stock Units to broker-dealers that in turn may sell such shares.
The selling security holders may pledge or grant a security interest in some or all of the Debentures, shares of common stock issuable upon conversion of the Debentures or the shares of common stock issuable upon exercise of the Phantom Stock Units owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Debentures, shares of common stock issuable upon conversion of the Debentures and the shares of common stock issuable upon exercise of the Phantom Stock Units from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer and donate the Debentures, shares of common stock issuable upon conversion of the Debentures and shares of common stock issuable upon exercise of the Phantom Stock Units in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling security holders and any broker-dealer participating in the distribution of the Debentures, shares of common stock issuable upon conversion of the Debentures and shares of common stock issuable upon exercise of the Phantom Stock Units may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Debentures, shares of common stock issuable upon conversion of the Debentures or shares of common stock issuable upon exercise of the Phantom Stock Units is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Debentures, shares of common stock issuable upon conversion of the Debentures or shares of common stock issuable upon exercise of the Phantom Stock Units being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
Under the securities laws of some states, the Debentures, shares of common stock issuable upon conversion of the Debentures and shares of common stock issuable upon exercise of the Phantom Stock Units may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Debentures, shares of common stock issuable upon conversion of the Debentures and shares of common stock issuable upon exercise of the Phantom Stock Units may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling security holder will sell any or all of the Debentures, shares of common stock issuable upon conversion of the Debentures and shares of common stock issuable upon exercise of the Phantom Stock Units registered pursuant to the registration statement, of which this prospectus forms a part.
The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Debentures, shares of common stock issuable upon conversion of the Debentures and shares of common stock issuable upon exercise of the Phantom Stock Units by the selling security holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Debentures, shares of common stock issuable upon conversion of the Debentures and shares of common stock issuable upon exercise of the Phantom Stock Units to engage in market-making activities with respect to the Debentures, shares of common stock issuable upon conversion of the Debentures or shares of common stock issuable upon exercise of the Phantom Stock Units. All of the foregoing may affect the marketability of the Debentures, shares of common stock issuable upon conversion of the Debentures or shares of common stock issuable upon exercise of the Phantom Stock Units and the ability of any person or entity to engage in market-making activities with respect to the Debentures, shares of common stock issuable upon conversion of the Debentures and shares of common stock issuable upon exercise of the Phantom Stock Units.
We will pay all expenses of the registration of the Debentures, the shares of common stock issuable upon conversion of the Debentures and the shares of common stock issuable upon exercise of the Phantom Stock Units pursuant to the registration rights agreements, estimated to be $13,213,823 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling security holder will pay all selling commissions, if any. We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling security holders will be entitled to contribution. We may be indemnified by the selling security holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling security holders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.
Once sold under the registration statement, of which this prospectus forms a part, the Debentures, the shares of common stock issuable upon conversion of the Debentures and the shares of common stock issuable upon exercise of the Phantom Stock Units will be freely tradable in the hands of persons other than our affiliates.
LEGAL MATTERS
The validity of the Debentures, the shares of common stock issuable upon conversion of the Debentures and the shares of common stock issuable upon exercise of the Phantom Stock Units has been passed upon for us by Bartlit Beck Herman Palenchar & Scott LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the reports (which contain explanatory paragraphs relating to the Company’s emergence from bankruptcy as described in Notes 1, 2 and 4 to the financial statements and on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Active Subsea ASA business that the company acquired as of December 31, 2007) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of DeepOcean ASA as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 incorporated in this Prospectus have been audited by Deloitte AS, independent auditors, as stated in their report appearing on Form 8-K/A filed with SEC on June 13, 2008, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
MATERIAL CHANGES
We incorporate herein by reference the audited and unaudited consolidated financial statements (including the notes thereto) of DeepOcean ASA and its subsidiaries and the unaudited pro forma combined financial information for the Company and our subsidiaries, filed with the SEC on June 13, 2008 as exhibits to our Current Report on Form 8-K/A.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements, and other documents with the SEC under the Exchange Act. Our SEC filings and exhibits thereto are available to the public at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549.
You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. You can obtain information on the operation of the public reference facility by calling the SEC at 1-800-SEC-0330 or at www.sec.gov. Our SEC filings are also available through our website at www.tricomarine.com but the information on our website is not a part of this prospectus or any prospectus supplement.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in the prospectus, and any earlier filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we close this offering. The documents we incorporate by reference are our:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008;

•	Current Reports on Form 8-K filed on January 8, 2008, January 11, 2008, February 5, 2008, February 6, 2008, February 19, 2008, February 20, 2008, April 29, 2008, April 30, 2008, May 16, 2008, (as amended on May 19, 2008), June 3, 2008 (as amended on June 13, 2008), June 9, 2008 and June 13, 2008 (excluding the information furnished in Item 2.02 and Item 7.01 thereof, which is not deemed filed and which is not incorporated by reference herein); and

•	Description of our common stock contained in our registration statement on Form 8-A filed on April 24, 1996 under Section 12 of the Exchange Act, as amended by Amendment No. 1 filed on April 28, 2005, and any further amendment to such registration statement or any other report that we may file in the future for the purpose of updating such description.
In addition, we incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus. The documents listed above (excluding the exhibits attached thereto unless those exhibits are specifically incorporated by reference into those documents) may be obtained free of charge by each person to whom a copy of this prospectus is delivered, upon written or oral request, by contacting us at:
Trico Marine Services, Inc.
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
Attention: Corporate Secretary
(713) 780-9926

PART II
Information Not Required in the Prospectus
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various costs and expenses payable by us in connection with the issuance and distribution of the Debentures and the share of common stock being registered hereby. All of the amounts shown are estimates, except the SEC registration fee. We will bear all of these expenses.

Registration fee under the Securities Act	$13,823
Printing expenses *	$0
Legal fees and expenses*	$500,000
Accounting fees and expenses*	$200,000
Miscellaneous*	$12,500,000
Total	$13,213,823

*	Estimated solely for the purpose of this Item. Actual expenses may be more or less.
Item 15. Indemnification of Officers and Directors.
Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
Our bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all of our current or former directors or officers.
As permitted by the DGCL, our certificate of incorporation provides that our directors shall have no personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

In addition, we have entered into indemnification agreements with our directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements may require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors, other than liabilities arising from willful misconduct of culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ insurance if available on reasonable terms.

Item 16.	Exhibits

Number	Exhibit
4.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 16, 2005)

4.2	Indenture, dated May 16, 2008 between the Company and Wells Fargo Bank, National Association, as trustee, including the form of Debenture (incorporated by reference to Exhibit 4.2 to the Company’s Amendment No. 1 to Current Report on Form 8-K filed on May 19, 2008)

4.3	Indenture Cross-Reference Sheet**

4.4	Registration Rights Agreement, dated May 16, 2008 among the Company and the Purchasers identified in the Schedule of Purchasers attached thereto (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on May 16, 2008)

4.5	Form of Phantom Stock Units Agreement entered into by and between Trico Marine Services, Inc. and West Supply IV AS (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 16, 2008)

4.6	Form of Registration Rights Agreement entered into between Trico Marine Services, Inc. and West Supply IV AS (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 16, 2008)

4.7	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K dated March 16, 2005)

5.1	Opinion of Bartlit Beck Herman Palenchar & Scott LLP**

12.1	Computation of Ratios of Earnings to Fixed Charges**

23.1	Consent of Bartlit Beck Herman Palenchar & Scott LLP (included in Exhibit 5.1)**

23.2	Consent of PricewaterhouseCoopers LLP**

23.3	Consent of PricewaterhouseCoopers AS**

23.4	Consent of Deloitte AS**

24.1	Power of Attorney (included on signature page)**

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee of Wells Fargo Bank, National Association (Form T-1)**

*	Previously filed.

**	Filed herewith.

Item 17.	Undertakings
A. The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;
provided, however, that paragraphs A(l)(a), A(1)(b) and A(l)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c) The portion of any other free writing prospectus relating the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Trico Marine Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 13, 2008.
TRICO MARINE SERVICES, INC.
By: /s/ Rishi A. Varma
Name: Rishi A. Varma
Title:   Chief Administrative Officer, Vice President and
            General Counsel
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Rishi A. Varma and Geoff A. Jones, and each of them, the lawful attorneys-in-fact and agents with full power and authority including power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 13, 2008.

Signature	Title

/s/ Joseph S. Compofelice	Chairman and Chief Executive Officer
Joseph S. Compofelice	(Principal Executive Officer)

/s/ Geoff A. Jones	Vice President and Chief Financial Officer
Geoff A. Jones	(Principal Financial and Accounting Officer)

/s/ Ben A. Guill Ben A. Guill	Director

/s/ Per Staehr Per Staehr	Director

/s/ Richard A. Bachmann Richard A. Bachmann	Director

/s/ Edward C. Hutcheson, Jr. Edward C. Hutcheson, Jr.	Director

/s/ Myles W. Scoggins Myles W. Scoggins	Director

/s/ Kenneth M. Burke Kenneth M. Burke	Director

EXHIBIT INDEX

Number	Exhibit
4.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 16, 2005)

4.2	Indenture, dated May 16, 2008 between the Company and Wells Fargo Bank, National Association, as trustee, including the form of Debenture (incorporated by reference to Exhibit 4.2 to the Company’s Amendment No. 1 to Current Report on Form 8-K filed on May 19, 2008)

4.3	Indenture Cross-Reference Sheet**

4.4	Registration Rights Agreement, dated May 16, 2008 among the Company and the Purchasers identified in the Schedule of Purchasers attached thereto (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on May 16, 2008)

4.5	Form of Phantom Stock Units Agreement entered into by and between Trico Marine Services, Inc. and West Supply IV AS (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 16, 2008)

4.6	Form of Registration Rights Agreement entered into between Trico Marine Services, Inc. and West Supply IV AS (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 16, 2008)

4.7	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K dated March 16, 2005)

5.1	Opinion of Bartlit Beck Herman Palenchar & Scott LLP**

12.1	Computation of Ratios of Earnings to Fixed Charges**

23.1	Consent of Bartlit Beck Herman Palenchar & Scott LLP (included in Exhibit 5.1)**

23.2	Consent of PricewaterhouseCoopers LLP**

23.3	Consent of PricewaterhouseCoopers AS**

23.4	Consent of Deloitte AS**

24.1	Power of Attorney (included on signature page)**

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee of Wells Fargo Bank, National Association (Form T-1)**

*	Previously filed.

**	Filed herewith.